                                                                       EXHIBIT 4





                            HOUSEHOLD INTERNATIONAL


                         TAX REDUCTION INVESTMENT PLAN





                                                                 January 1, 1992

              AMENDMENT AND RESTATEMENT OF HOUSEHOLD INTERNATIONAL

                         TAX REDUCTION INVESTMENT PLAN


         WHEREAS, the Corporation by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household
International Tax Reduction Investment Plan,

         NOW, THEREFORE, Household International, Inc., hereby amends and restates the plan as set forth in the attached 74 pages effective as of January
1, 1992 subject to any contrary effective date as set forth in the Plan for a particular article or provision.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed and its corporate seal to be hereunto affixed and attested by its proper officers thereunto authorized all on this 6th day of December, 1991.


                                           HOUSEHOLD INTERNATIONAL, INC.


                                           By: /s/ Colin P. Kelly
                                               -----------------------------
                                               Colin P. Kelly,
                                               Vice President Human Resources


ATTEST:


/s/ Susan E. Casey
-----------------------------
Assistant Secretary




(Corporate Seal)
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                               TABLE OF CONTENTS


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
ARTICLE 1     INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              1.1    Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

              2.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 3     PARTICIPATION AND YEARS OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . .    7

              3.1      Eligibility to Participate   . . . . . . . . . . . . . . . . . . . . . . . .    7
              3.2      Commencement of Participation  . . . . . . . . . . . . . . . . . . . . . . .    7
              3.3      Waiver of Participation  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              3.4      Employment by Foreign Subsidiary   . . . . . . . . . . . . . . . . . . . . .    7
              3.5      Transfers from Eligible Employment   . . . . . . . . . . . . . . . . . . . .    8
              3.6      Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
              3.7      Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
              3.8      Participation and Service Upon Reemployment  . . . . . . . . . . . . . . . .   10
              3.9      Predecessor Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE 4     CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

              4.1      Tax Reduction Contributions  . . . . . . . . . . . . . . . . . . . . . . . .   11
              4.2      Tax Reduction Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              4.3      Investment Plan Contributions  . . . . . . . . . . . . . . . . . . . . . . .   12
              4.4      Investment Plan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   12
              4.5      Matching Company Contributions . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 5     LIMITATION ON TAX REDUCTION CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . .   15

              5.1      Dollar Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              5.2      Maximum Deferral Percentage  . . . . . . . . . . . . . . . . . . . . . . . .   15
              5.3      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              5.4      Family Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
              5.5      Prospective Reduction of Tax Reduction Contributions . . . . . . . . . . . .   17

ARTICLE 6     LIMITATION ON INVESTMENT PLAN AND
                     MATCHING COMPANY CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . .   19

              6.1      Maximum Contribution Percentage  . . . . . . . . . . . . . . . . . . . . . .   19
              6.2      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
              6.3      Prospective Reduction of Investment Plan
                          Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
              6.4      Testing of Tax Reduction Contributions
                         Under Maximum Contribution Percentage Test   . . . . . . . . . . . . . . .   20
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ARTICLE 7     AGGREGATE LIMIT ON DEFERRAL AND CONTRIBUTION
                     PERCENTAGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

              7.1      General Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
              7.2      Aggregate Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
              7.3      Prospective Reduction of Contributions   . . . . . . . . . . . . . . . . . .   22

ARTICLE 8     CORRECTION OF TAX REDUCTION CONTRIBUTIONS
                     IN EXCESS OF DOLLAR LIMITATION   . . . . . . . . . . . . . . . . . . . . . . .   23

              8.1      General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
              8.2      Designation as Excess Deferral   . . . . . . . . . . . . . . . . . . . . . .   23
              8.3      Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
              8.4      Coordination with Excess Tax Reduction
                          Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE 9     CORRECTION OF EXCESS CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   24

              9.1      General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
              9.2      Maximum Deferral Percentage Test --
                       Excess Tax Reduction Contributions . . . . . . . . . . . . . . . . . . . . .   24
              9.3      Recharacterization of Excess Tax Reduction
                          Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
              9.4      Distribution of Excess Tax Reduction
                          Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
              9.5      Maximum Contribution Percentage Test --
                          Excess Aggregate Contributions  . . . . . . . . . . . . . . . . . . . . .   26
              9.6      Distribution of Excess Aggregate
                          Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
              9.7      Forfeiture of Matching Company Contributions . . . . . . . . . . . . . . . .   27
              9.8      Allocable Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
              9.9      Timing of Corrections  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
              9.10     Special Rule for Recharacterized Amounts   . . . . . . . . . . . . . . . . .   27
              9.11     Corrective Measures with Respect to
                          Aggregate Limit   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
              9.12     Additional Company Contributions   . . . . . . . . . . . . . . . . . . . . .   28
              9.13     Highly Compensated Individual Elections  . . . . . . . . . . . . . . . . . .   28
              9.14     Other Permissible Methods of Testing and
                          Correction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE 10  LIMITATIONS ON ANNUAL ADDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

              10.1     Basic Limitation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
              10.2     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
              10.3     Limitation on Combination of Plans  . . . . . . . . . . . . . . . . . . . . .   30
              10.4     Prospective Adjustment to Contributions . . . . . . . . . . . . . . . . . . .   30
              10.5     Disposal of Excess Annual Additions . . . . . . . . . . . . . . . . . . . . .   30





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ARTICLE 11  GENERAL PROVISIONS REGARDING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   32

              11.1     Manner of Making Contributions . . . . . . . . . . . . . . . . . . . . . . .   32
              11.2     Limitation to Amount Deductible  . . . . . . . . . . . . . . . . . . . . . .   32
              11.3     Return of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .   32
              11.4     Certain Aggregation Rules. . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE 12  ROLLOVERS AND TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

              12.1     Rollovers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
              12.2     Transfers from Other Plan  . . . . . . . . . . . . . . . . . . . . . . . . .   35
              12.3     Section 401(k) Limitations . . . . . . . . . . . . . . . . . . . . . . . . .   35
              12.4     Transfers to Other Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE 13  ACCOUNTS AND ALLOCATION OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

              13.1     Receipt of Contributions by Trustee  . . . . . . . . . . . . . . . . . . . .   36
              13.2     Trust Fund Valuation   . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
              13.3     Allocation of Contributions to
                          Participants' Separate  Accounts  . . . . . . . . . . . . . . . . . . . .   36
              13.4     Adjustments to Participants' Accounts  . . . . . . . . . . . . . . . . . . .   36
              13.5     Participant-Directed Investments For
                          Future Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .   37
              13.6     Investment of Matching Company
                          Contributions;  Forfeitures . . . . . . . . . . . . . . . . . . . . . . .   38
              13.7     Investment Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
              13.8     No Rights Created by Allocation  . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE 14  VESTING; FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

              14.1     Vesting of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
              14.2     Forfeiture of Non-Vested Interest  . . . . . . . . . . . . . . . . . . . . .   40
              14.3     Restoration of Non-Vested Interest   . . . . . . . . . . . . . . . . . . . .   41

ARTICLE 15  DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

              15.1     Timing of Distributions; Applicable
                          Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
              15.2     Method of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . .   42
              15.3     Designation of Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . .   43
              15.4     Code Section 401(a)(9)   . . . . . . . . . . . . . . . . . . . . . . . . . .   44
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ARTICLE 16  WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

              16.1     Withdrawal Categories  . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
              16.2     Hardship Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
              16.3     Manner of Making Withdrawals   . . . . . . . . . . . . . . . . . . . . . . .   49
              16.4     Withdrawals Upon Attainment of Age 59-1/2  . . . . . . . . . . . . . . . . .   49
              16.5     Consequences of Withdrawals of Matched
                          After-Tax Contributions   . . . . . . . . . . . . . . . . . . . . . . . .   50
              16.6     Qualified Domestic Relations Order
                          Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE 17  LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

              17.1     General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
              17.2     Amount of Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
              17.3     Security for Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
              17.4     Interest Rate Charged  . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
              17.5     Repayment of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
              17.6     Default on Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
              17.7     Manner of Making Loans   . . . . . . . . . . . . . . . . . . . . . . . . . .   54
              17.8     Accounting for Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

ARTICLE 18  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

              18.1     Allocation of Responsibilities Among
                          Fiduciaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
              18.2     Powers and Responsibilities of the
                          Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
              18.3     Conclusiveness of Records  . . . . . . . . . . . . . . . . . . . . . . . . .   56
              18.4     Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
              18.5     Claims Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

ARTICLE 19  AMENDMENT, TERMINATION AND MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

              19.1     Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
              19.2     Plan Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
              19.3     Distributions upon Certain Sales   . . . . . . . . . . . . . . . . . . . . .   59
              19.4     Successor Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
              19.5     Merger, Consolidation or Transfer  . . . . . . . . . . . . . . . . . . . . .   60
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ARTICLE 20  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

              20.1     Exclusive Benefit of Participants a
                          Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
              20.2     Non-Guarantee of Employment  . . . . . . . . . . . . . . . . . . . . . . . .   61
              20.3     Rights to Trust Assets   . . . . . . . . . . . . . . . . . . . . . . . . . .   61
              20.4     Non-Alienation of the Right to Receive
                          Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
              20.5     Controlling Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              20.6     Plan Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              20.7     Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              20.8     Effect of Mistake  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE 21  TOP-HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

              21.1     Top-Heavy Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
              21.2     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
              21.3     Minimum Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
              21.4     Nonforfeitability of Minimum Allocation  . . . . . . . . . . . . . . . . . .   67
              21.5     Compensation Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . .   67
              21.6     Minimum Vesting Schedules  . . . . . . . . . . . . . . . . . . . . . . . . .   67
              21.7     Collective Bargaining Rules  . . . . . . . . . . . . . . . . . . . . . . . .   67
              21.8     Temporary Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE 22  FORMER EMPLOYEES OF FREEDOM FEDERAL SAVINGS
                     BANK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

              22.1     Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
              22.2     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
              22.3     Service Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
              22.4     Rights with respect to Transferred
                          Account Balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

ARTICLE 23  HOUSEHOLD MANUFACTURING, INC. DIVESTITURE . . . . . . . . . . . . . . . . . . . . . . .   69

              23.1     Background   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
              23.2     Discontinuance of Participation by
                          Spinoff Company  Employees  . . . . . . . . . . . . . . . . . . . . . . .   69
              23.3     Continued Participation by Sale Company
                          Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
              23.4     Eljer, Schwitzer and Scotsman Stock Funds  . . . . . . . . . . . . . . . . .   70
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ARTICLE 24  SPECIAL PLAN PROVISIONS FOR TRANSITION PERIOD . . . . . . . . . . . . . . . . . . . . .   72

              24.1     Background   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
              24.2     Investment of Fund C   . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
              24.3     Suspension of Activity in the Plan   . . . . . . . . . . . . . . . . . . . .   72
              24.4     Special Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
              24.5     Plan Limitations on events   . . . . . . . . . . . . . . . . . . . . . . . .   72
              24.6     Matching Company Contributions . . . . . . . . . . . . . . . . . . . . . . .   72

                                   ARTICLE 1
                                  INTRODUCTION



1.1           Introduction.

              This plan has been established by Household International, Inc., as a profit sharing plan for the benefit of its eligible employees and eligible employees of subsidiaries thereof in order to encourage their personal savings. It is to be maintained according to the terms and conditions of this instrument. The assets of the Plan are held, administered and managed in accordance with the terms and conditions of the Trust Agreement, which is considered to be an integral part of the Plan. The Plan is intended to be a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement that is qualified under Section 401(k) of the Code.

              The Plan is amended from time to time. Except as otherwise provided in the Plan or amendments, any amendment shall apply solely to employees whose employment is terminated on or after the effective date of the amendments. The rights of an employee whose employment is terminated prior to the effective date shall be determined solely by the provisions of the Plan as in effect on the date of his termination of employment.

              The Plan was amended and restated on July 26, 1989 and further amended on June 21, 1991 to make a number of changes to comply with the Tax Reform Act of 1986 and other applicable law. Except as otherwise required or permitted by law, or set forth in the provisions of the Plan, the above-referenced amendments shall be effective January 1, 1987 to the extent required by law.

                                   ARTICLE 2
                                  DEFINITIONS



2.1           Definitions.

              Whenever used in the Plan the following terms shall have the respective meanings set forth below unless otherwise expressly provided in the
Plan:

              "Affiliate" means any company that is included as a member with a Company in a controlled group of corporations, as described in Section 414(b) of the Code, any trade or business (whether or not incorporated) that is under common control with a Company as described in Section 414(c) of the Code, any trade or business that, with a Company, is a member of an affiliated service group as described in Section 414(m) of the Code, and any other trade or business required to be aggregated with a Company pursuant to Section 414(o) of the Code. Service, compensation or their credit under the Plan shall be given for periods of employment with an Affiliate only if such periods occur at a time when there was an Affiliate relationship with the Company as described herein.

              "Board of Directors" means the Board of Directors of Household International, Inc., or any committee of the Board authorized to act on its behalf.

              "Code" means the Internal Revenue Code of 1986, as amended, and any successor legislation thereto, and includes any regulations promulgated thereunder.

              "Collective Bargaining Unit Employee" means any employee who is a member of a unit of employees covered by a collective bargaining agreement between employee representatives and the Company if retirement benefits were the subject of good faith bargaining between the Company and such representatives.

              "Committee" means the Administrative and Investment Committee which is a committee of at least three employees of the Company appointed by the Chief Executive Officer of Household International, Inc., and serving at the pleasure of Household International, Inc.

              "Company" means Household International, Inc., and any direct or indirect U.S. subsidiary named as an employer, any of whose employees are covered by this Plan pursuant to the Company election document that is filed with the Committee and made a part of this Plan. The Committee shall have the exclusive right to determine whether any subsidiary shall be a Company that participates in this Plan and the employees of such subsidiary covered hereby.

              "Company Stock" means common stock par value $1.00 per share of Household International, Inc.

              "Compensation" means the total base wages or salary paid by the Company in cash to an Employee, including bonuses, severance pay, pay in lieu of vacation, commissions and overtime payments, prior to any reduction for contributions that are made to the Trust on behalf of the Employee in accordance with his tax reduction agreement under Article 4.2 and prior to any reduction for contributions to any cafeteria plan covered by Section 125 of the Code maintained by the Company; provided, however, that compensation received from the Household International Long-Term Executive Incentive Compensation Plan shall be excluded from the definition of compensation.

              In the event that an Employee receives Company Stock as a bonus from a bonus plan other than the Long-Term Executive Incentive Compensation Plan, the stock shall be valued at the high/low average of the New York Stock Exchange Composite as reported in the Wall Street Journal on the date of the award and this amount shall be considered Compensation.

              Effective January 1, 1989, the maximum amount of Compensation taken into account under the Plan in any Plan Year for purposes of determining the amount of a Participant's Tax Reduction Contributions, Investment Plan Contributions and Matching Company Contributions shall be $209,200, adjusted pursuant to the Code. At the discretion of the Company, any Matching Company Contributions that cannot be allocated under this Plan due to this dollar limitation on Compensation may be allocated and paid to the affected Participant under a non-qualified plan.

              "Disability" means the physical or mental disability of an Employee whereby such Employee is disabled by bodily injury or disease and will be prevented thereby from engaging in any employment for the Company.

              "Effective Date" means January 1, 1984, the original effective date of the Plan.

              "Employee" means any individual employed by a Company to whom the Plan is extended as set forth in the Company election document. An individual shall be considered to be an Employee if such individual is a leased employee of a Company within the meaning of Section 414(n) of the Code; provided, however, that a leased employee shall not be eligible to participate in the Plan.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and includes any regulations promulgated thereunder.

              "Fiscal Year" means the taxable year of the Company ending on December 31st.

              "Hourly Employee" means any employee who is compensated by the Company on an hourly-rate basis.

              "Hour of Service" has the meaning set forth in Article 3.6.

              "Investment Fund" means any of the following funds of the Trust Fund established from time to time by the Committee:

              Fund A - Household International, Inc. Common Stock Fund. This fund shall primarily be composed of investments in Company Stock.

              Fund B - Fixed Income Securities Fund. This Fund shall primarily be invested in a guaranteed interest contract or contracts, bonds, notes and/or other evidences of indebtedness, or mutual funds investing in such securities. Effective January 1, 1992 new Fund B money and money in Fund B not invested in existing insurance contracts will be invested in the Vanguard Variable Rate GIC Trust.

              Fund C - Vanguard Windsor II. This Fund shall primarily be invested in common stock and other equity securities, or mutual funds investing in such securities such as the Vanguard Windsor II Fund.

              Fund D - Eljer Stock Fund. This Fund shall primarily be composed of investments in Eljer Common Stock and such cash in the Vanguard Money Market Prime Portfolio as the Committee deems appropriate.

              Fund E - Schwitzer Stock Fund. This Fund shall primarily be composed of investments in Schwitzer Common Stock and such cash in the Vanguard Money Market Prime Portfolio as the Committee deems appropriate.

              Fund F - Scotsman Stock Fund. This Fund shall primarily be composed of investments in Scotsman Common Stock and such cash in the Vanguard Money Market Prime Portfolio as the Committee deems appropriate.

              Fund G - Wellington Fund. A Vanguard Mutual Fund primarily invested in a combination of stocks and bonds.

              Fund H - Quantitative Portfolio Fund. A Vanguard Mutual Fund primarily invested in equity securities.

              Fund I - Vanguard Extended Market Portfolio of Index Trust. A Vanguard Mutual Fund primarily invested in equity securities.

              Fund J - Vanguard Money Market Reserves - Federal Portfolio. A Vanguard Mutual Fund investing in short-term securities issued by the U.S. Treasury and agencies of the U.S. government and repurchase agreements collateralized by such securities.

              Loan Fund - has the meaning set forth in Article 17.8.

              Any other investment fund may be established by the Committee from time to time.

              "Investment Plan Contribution" means a contribution made to the Plan pursuant to Article 4.3.

              "Limitation Year" means the Plan Year.

              "Matching Company Contribution" means a contribution made to the Plan pursuant to Article 4.5.

              "Participant" means any Employee who is participating in the Plan in accordance with the provisions of Article 3.

              "PAYSOP" means the Household International Tax Credit Stock Ownership Plan.

              "Plan" means the Household International Tax Reduction Investment Plan as amended from time to time.

              "Plan Year" means the twelve-month period commencing on January 1st and ending on December 31st.

              "Quarterly Valuation Date" means the last day of each calendar quarter.

              "Rollover Contribution" means a contribution made to the Plan pursuant to Article 12.1.

              "Salaried Exempt Employee" means any Employee who is compensated by the Company in fixed amounts at regular intervals without regard to the number of hours worked and who is exempt from the overtime wage provisions of the federal wage-hour law (as said law may be amended from time to time).

              "Salaried Non-exempt Employee" means any Employee who is compensated by the Company in fixed amounts at regular intervals and who is not exempt from the overtime wage provisions of the federal wage-hour law (as said law may be amended from time to time).

              "Tax Reduction Contribution" means a contribution made to the Plan pursuant to Article 4.1.

              "Trust" means the fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.

              "Trust Agreement" means the agreement between the Company and the Trustee under which the assets of the Plan are held, administered and managed by the Trustee. The provisions of the Trust Agreement shall be considered an integral part of this Plan as if set forth fully herein.

              "Trust Fund" means the assets or any part thereof of every kind and description under the Trust.

              "Trustee" means any corporation or persons acting as trustee under the Trust at any time.

              "Valuation Date" means the last day of each month and such other dates as may be declared by the Committee. Effective January 1, 1991 "Valuation Date" means the last day of each Plan Year, or the last day of the Plan Year and more frequent dates during each Plan Year as determined by the Committee or Trustee. To the extent that Plan assets are invested in the Vanguard Funds or stock Funds A, D, E, and F, and such investments are specifically credited or earmarked to Participants' separate accounts under the Plan in accordance with the directed investment provisions of the Plan, the term "Valuation Date" shall mean the close of each day that the New York Stock Exchange is open for business.

              "Year of Service" has the meaning set forth in Article 3.7.

                                   ARTICLE 3
                       PARTICIPATION AND YEARS OF SERVICE



3.1           Eligibility to Participate.

              An Employee shall be eligible to participate in the Plan on the first day of the calendar quarter (any period of three consecutive months beginning with January 1, April 1, July 1 or October 1) next following or coinciding with the earlier of the following dates:

                     (a)     the date he completed three Years of Service; or

                     (b) the date he attained the age of 21 years and completed one Year of Service.

3.2           Commencement of Participation.

              Any Employee eligible to participate in the Plan may elect to become a Participant by executing either a tax reduction agreement as described in Article 4.2 or an investment plan agreement as described in Article 4.4, or both. Participation in the Plan shall commence on the effective date of his agreement under Article 4.2(B) or Article 4.4(B), whichever date is earlier, and shall continue in effect until amended or terminated. By signing such an agreement, the Employee agrees to be bound by all terms and conditions of the Plan as then in effect or as thereafter amended.

3.3           Waiver of Participation.

              Any Employee eligible to participate in the Plan who chooses not to participate in the Plan during the first quarter in which he becomes eligible to participate shall waive his right to participate until the first day of any subsequent calendar quarter.

3.4           Employment by Foreign Subsidiary.

              For purposes of the Plan, an individual who is a citizen of the United States and an employee of a foreign subsidiary (as defined in Section 3121(1)(8) of the Code) of the Company shall be treated as an Employee if:

                     (a)     the Company has entered into an agreement under
              Section 3121(1) of the Code which applies to such foreign subsidiary; and

                     (b) contributions under a funded plan of deferred compensation (whether or not a plan described in Section 401(a) or 405(a) of the Code) are not provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary. It is intended by this
              Article 3.4 that such individual be entitled to benefits under this Plan to the same extent as if he were employed by the Company for the period he in fact is employed by such foreign subsidiary.

3.5           Transfers from Eligible Employment.

              If a Participant is transferred to a class of employment not eligible for participation in this Plan but continues to be employed by a Company or an Affiliate, no further contributions to the Trust shall be made by or on behalf of the Participant under the Plan with respect to periods on and after the transfer unless the Participant is subsequently transferred back to eligible employment and a new tax reduction agreement is executed in accordance with Article 4.2 or a new investment plan agreement is executed in accordance with Article 4.4. During the period of his employment in such transferred position:

                     (a) vesting shall continue in Matching Company Contributions; and

                     (b) he may make withdrawals, transfer funds, and change beneficiaries in accordance with the provisions of the Plan.

3.6           Hour of Service.

              (A)    An Hour of Service means:

                     (a) Performance of Duties - Each actual hour for which an individual is paid or entitled to be paid for the performance of duties for the Company or an Affiliate;

                     (b) Nonworking Paid Time - Each hour for which an individual is paid or entitled to be paid by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's or unemployment compensation or disability insurance laws or for payments which solely reimburse an individual for medical or medically related expenses incurred by the individual; and

                     (c) Back Pay - Each hour for which back pay, irrespective of mitigation or damages, is either awarded or agreed to by the Company or an Affiliate.

              Notwithstanding any other provision of this Plan to the contrary, an individual shall not be credited with Hours of Service more than once with respect to the same period of time.

              (B) Equivalencies. In lieu of determining Hours of Service on the basis of each actual hour for which an individual is paid or entitled to be paid under (a) through (c) above, if a Company so elects on the Company election document, an Employee shall be credited with --

                     (a)     10 Hours of Service for each day;

                     (b)     45 Hours of Service for each week;

                     (c) 95 Hours of Service for each semi-monthly payroll period; or

                     (d) 190 Hours of Service for each calendar month - for which he would otherwise be credited with an Hour of Service in accordance with the foregoing provisions of this Article 3.6.

              In the event that a week or semi-monthly payroll period for which Hours of Service are credited in accordance with subparagraph (b) or (c) next above overlaps two Plan Years, all such Hours of Service shall be credited to the first such Plan Year.

              (C) Periods When Duties Not Performed. The Committee shall adopt methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years in accordance with Regulations Sec. 2530.200b-2(b) and (c) promulgated by the Department of Labor which are incorporated by reference into the Plan. In no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Company or an Affiliate.

3.7           Year of Service.

              An Employee shall be credited with a Year of Service on the last day of an eligibility computation period if he is credited with 1,000 Hours of Service with respect to such eligibility computation period. An eligibility computation period shall be the 12 consecutive month period beginning on the first date on which an Employee is employed and completes an Hour of Service (or the first day of the month in which an Employee is employed and completes an Hour of Service, if the Employee's employment commences on the first regularly scheduled work day of a month) or any Plan Year, beginning with the first Plan Year commencing after the Employee's first date of employment.

3.8           Participation and Service Upon Reemployment.

              If an individual's employment with a Company or Affiliate is terminated but he is reemployed as an Employee, the following rules shall apply in determining his eligibility to participate in the Plan and his Years of
Service:

                     (a) If the reemployed Employee was a Participant in the Plan or had satisfied the service and age requirements of
              Article 3.1 during his prior period of employment, he shall be entitled upon reemployment to become a Participant in the Plan. In order to make contributions, he shall be required to execute a new tax reduction agreement in accordance with Article 4.2 or a new investment plan agreement in accordance with Article 4.4.

                     (b) If the reemployed Employee was not a Participant in the Plan or had not satisfied the service and age requirements of Article 3.1 during his prior period of employment, such service and age requirements shall be satisfied before he becomes a Participant upon reemployment; provided, however, that any Years of Service credited during his prior period of employment shall be automatically reinstated as of the date of his reemployment.

3.9           Predecessor Service.

              Credit towards Hours and Years of Service (and years of employment under Article 14.1) shall be given for periods of employment with any corporation that is a predecessor corporation of a Company, or a corporation merged, consolidated or liquidated into a Company or a predecessor of the Company, or a corporation, substantially all of the assets of which have been acquired by a Company, but only to the extent required by Section 414(a) of the Code; provided, however, that even if not required by the Code, the Company on a nondiscriminatory basis may grant credit for Hours and Years of Service (and years of employment under Article 14.1) with a predecessor corporation.

                                   ARTICLE 4
                                 CONTRIBUTIONS



4.1           Tax Reduction Contributions.

              Any Employee eligible to participate in the Plan may elect to have the Company make Tax Reduction Contributions to the Trust on his behalf by executing a tax reduction agreement as described in Article 4.2. The amount of Tax Reduction Contributions made on behalf of a Participant for any payday shall equal that whole percentage of his Compensation per payday selected by the Participant, not to exceed 15% when combined with the percentage elected under Article 4.3 by such Participant.

4.2           Tax Reduction Agreement.

              (A) Nature of Agreement. The tax reduction agreement referred to in Article 4.1 shall be a legally binding agreement (on a form prescribed by the Committee) whereby the Participant agrees that, as of the effective date of the agreement, the Compensation otherwise payable to him thereafter shall be reduced by a whole percentage (as selected by the Participant) not to exceed the maximum percentage permitted under Article 4.1 and whereby the Company agrees to contribute the total amount of such reduction in Compensation to the Trust on behalf of the Participant as a Tax Reduction Contribution under
Article 4.1. Such contributions may be made by the Company to the Trust on a monthly basis, provided that in no event shall the Company's aggregate contribution on behalf of the Participant under Article 4.1 for any Plan Year be made to the Trust later than 90 days after the close of the Plan Year or such later date prescribed under Department of Labor regulations.

              (B) Effective Date of Agreement. The effective date of a Participant's tax reduction agreement shall be no earlier than the first day of the calendar quarter commencing at least 30 days after the agreement is received in executed form by the Committee (provided such effective date is no earlier than the date the Participant first becomes eligible to participate in the Plan).

              (C) Amendment of Agreement. A Participant may amend his tax reduction agreement at any time with respect to Compensation not yet paid to change the whole percentage (within the limits of Article 4.1) to be used to determine his Tax Reduction Contribution. The amended tax reduction agreement shall be effective no earlier than the first day of the calendar quarter commencing at least 30 days after the amended agreement is received in executed form by the Committee.

              (D) Termination of Agreement. A Participant may terminate his tax reduction agreement at any time with respect to Compensation not yet paid. The effective date of termination shall be as soon as reasonably possible after the notice of termination is received in executed form by the Committee. Any Participant who terminates his tax reduction agreement shall be permitted to execute a new tax reduction agreement and resume having contributions made to the Trust on his behalf under Article 4.1, provided that the effective date of the new tax reduction agreement shall be no earlier than the first day of a calendar quarter commencing at least 30 days after the new tax reduction agreement is received in executed form by the Committee.

              (E) Transfer to Ineligible Employment or Termination of Employment. A Participant's tax reduction agreement shall automatically terminate if the Participant transfers to a class of employment not eligible for participation in this Plan or if he terminates his employment with the Company. Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new tax reduction agreement and resume having contributions made to the Trust on his behalf under Article 4.1, provided that the effective date of the new tax reduction agreement shall be effective on the first day of the calendar quarter commencing at least 30 days after the agreement is received in executed form by the Committee, and in no event earlier than the date the Participant resumes eligible employment. Transfers to a different payroll system shall be administered by procedures established by the Committee.

4.3           Investment Plan Contributions.

              Any Employee eligible to participate in the Plan may elect to make Investment Plan Contributions to the Trust by executing an investment plan agreement as described in Article 4.4. The amount of Investment Plan Contributions made by a Participant for any payday shall equal that whole percentage of his Compensation per payday selected by the Participant, not to exceed 15% when combined with the percentage elected under Article 4.1 by such Participant.

4.4           Investment Plan Agreement.

              (A) Nature of Agreement. The investment plan agreement referred to in Article 4.3 shall be a legally binding agreement (on a form prescribed by the Committee) whereby the Participant agrees that, as of the effective date of the agreement, the Compensation otherwise payable to him thereafter shall be adjusted by a whole percentage (as selected by the Participant) not to exceed the maximum percentage permitted under Article 4.3, and whereby the Participant agrees to contribute the total amount of said adjustment in Compensation upon any payday to the Trust as an Investment Plan Contribution under Article 4.3. Each Participant's Investment Plan Contributions shall be paid over to the Trustee for deposit in the Trust Fund at such time or times as may be convenient to the Company but not later than the end of the month next following the month in which the deduction is made or such later date prescribed under Department of Labor regulations.

              (B) Effective Date of Agreement. The effective date of a Participant's investment plan agreement shall be no earlier than the first day of the calendar quarter commencing at least 30 days after the agreement is received in executed form by the Committee (provided such effective date is no earlier than the date the Participant first becomes eligible to participate in the Plan).

              (C) Amendment of Agreement. A Participant may amend his investment plan agreement at any time with respect to Compensation not yet paid to change the whole percentage (within the limits of Article 4.3) to be used to determine his Investment Plan Contribution. The amended investment plan agreement shall be effective no earlier than the first day of the calendar quarter commencing at least 30 days after the amended agreement is received in executed form by the Committee.

              (D) Termination of Agreement. A Participant may terminate his investment plan agreement at any time with respect to Compensation not yet paid. The effective date of termination shall be as soon as reasonably possible after notice of termination is received in executed form by the Committee. Any Participant who terminates his investment plan agreement shall be permitted to execute a new investment plan agreement and resume making contributions to the Trust under Article 4.3, provided that the effective date of the new investment plan agreement shall be no earlier than the first day of a calendar quarter commencing at least 30 days after the new investment plan agreement is received in executed form by the Committee.

              (E) Transfer to Ineligible Employment or Termination of Employment. A Participant's investment plan agreement shall automatically terminate if the Participant transfers to a class of employment not eligible for participation in this Plan or if he terminates his employment with the Company. Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new investment plan agreement and resume making contributions to the Trust under Article 4.3, provided that the effective date of the new investment plan agreement shall be no earlier than the first day of the calendar quarter commencing at least 30 days after the agreement is received in executed form by the Committee, and in no event earlier than the date the Participant resumes eligible employment. Transfers to a different payroll system shall be administered by procedures established by the Committee.

4.5           Matching Company Contributions.

              (A) Contributions. The Company shall make Matching Company Contributions to the Trust on behalf of each Participant for each calendar month in the amount set forth in the Company election document, which amount shall be not more than one dollar for each dollar contributed under Articles
4.1 and 4.3; provided, however, that no Matching Company Contributions will be made with respect to Tax Reduction Contributions or Investment Plan Contributions that in total exceed 6% of a Participant's Compensation.

              (B) Timing of Contributions. The Matching Company Contributions made to the Trust under Article 4.5(A) for any Plan Year generally shall be made monthly and in no event later than the date prescribed by law for filing the Company's federal income tax return, including extensions, for the Fiscal Year coincident with the Plan Year with respect to which the Matching Company Contributions are made.

              (C) Order of Matching Contributions. On a monthly basis, Matching Company Contributions shall be made first to match a Participant's Tax Reduction Contributions and then to match a Participant's Investment Plan Contributions.

              (D) Waiver of Matching Contributions. In accordance with rules prescribed by the Committee, a Participant may waive in advance of any Plan Year or other prescribed period the allocation to his account of the Matching Company Contributions that otherwise would be made thereto.

                                   ARTICLE 5
                   LIMITATION ON TAX REDUCTION CONTRIBUTIONS



5.1           Dollar Limitation.

              In no event may the Tax Reduction Contributions made on behalf of any Participant exceed $7,000 in the 1987 Plan Year, adjusted in subsequent Plan Years in accordance with the Code. The Committee shall establish rules necessary for such limitation to be met with respect to any Participant including, but not limited to, rules that require a reduction in contributions in order to meet the limitation and rules applicable to satisfy the appropriate limitations should a Participant participate within the same Plan Year in this Plan and another plan (including that of another employer) subject to a similar dollar limitation.

5.2           Maximum Deferral Percentage.

              The Tax Reduction Contributions made on behalf of all eligible Participants who are highly compensated individuals with respect to any Plan Year shall not result in a deferral percentage for such group of Participants for any Plan Year that exceeds the greater of (a) or (b) below, where:

                     (a) is an amount equal to 125% of the deferral percentage for all eligible Participants other than eligible Participants who are highly compensated individuals; and

                     (b) is an amount equal to the sum of the deferral percentage for all eligible Participants other than highly compensated individuals and 2%, provided that such amount does not exceed 200% of the deferral percentage for all eligible Participants other than highly compensated individuals.

5.3           Definitions.

              For purposes of this Article 5, the following terms shall have the following meanings:

              (A) "Eligible Participant" shall mean an Employee who is eligible to make Tax Reduction Contributions to the Plan, even if he elects not to make such contributions, he is suspended from making such contributions for a period of time due to such events as a loan or a withdrawal, or he is suspended from further contributions during the Plan Year due to the limitations of Section 415 of the Code.

              (B) "Highly compensated individual" shall mean an individual who during the current Plan Year or the preceding Plan Year:

                     (a) was at any time a 5% owner of a Company or an Affiliate;

                     (b) receives compensation from one or more Companies or Affiliates in excess of $75,000 in 1987, adjusted in subsequent Plan Years in accordance with the Code; or

                     (c) received compensation from one or more Companies or Affiliates in excess of $50,000 in 1987, adjusted in subsequent Plan Years in accordance with the Code, and was in the top 20% of all Employees, when ranked on the basis of the compensation paid to all employees of all Companies or Affiliates; or

                     (d) was at any time an officer of a Company or an Affiliate and received compensation from one or more Companies or Affiliates greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code; provided, however, that no more than 50 individuals shall be taken into account under this (d).

                     An individual not described in (b), (c) or (d) for the
              preceding Plan Year shall not be considered a highly compensated individual for the current Plan Year unless, for the current Plan Year, he is among the 100 employees of all Companies and Affiliates paid the greatest compensation.

                     The term "compensation" for purposes of determining who is a highly compensated individual shall have the meaning prescribed in Section 415(c)(3) of the Code, but prior to reduction on account of a Participant's Tax Reduction Contributions to this Plan and any other contributions not treated as taxable income by reason of Sections 125, 402(a)(8) or 402(h)(1)(B) of the Code.

              (C) "Deferral percentage" with respect to any group of eligible Participants for a Plan Year shall mean the average of the deferral ratios (calculated separately for each eligible Participant in the group and rounded to the nearest one one-hundredth of one percent) of:

                     (a) the amount of Tax Reduction Contributions allocated to the account of each eligible Participant for such year, to

                     (b) the eligible Participant's compensation for such year.

              The term "compensation" for purposes of this (C) has the meaning set forth in Section 415(c)(3) of the Code but, as determined by the Committee, prior to or after reduction on account of a Participant's Tax Reduction Contributions to this Plan or any other contributions not treated as taxable income by reason of Sections 125, 402(a)(8) or 402(h)(1)(B) of the Code. The dollar limitation on "compensation" set forth in the definition of "Compensation" in Article 2.1 of the Plan applies for this purpose. Compensation received by a Participant for the entire Plan Year shall be taken into account for purposes of this (C), even if the Participant begins, resumes or ceases to be eligible to make Tax Reduction Contributions during the Plan Year, provided such compensation is received from a Company or an Affiliate; provided, however, that the Committee, in its discretion, may limit the compensation taken into account for this purpose to only that received with respect to periods during which an Employee is eligible to participate in the Plan pursuant to Article 3, provided such limitations apply on a uniform basis to all Participants.

5.4           Family Members.

              For purposes of determining who is a highly compensated individual and for purposes of the maximum deferral percentage prescribed in
Article 5.2 hereof and the maximum contribution percentage prescribed in
Article 6.1 hereof, a family member of a 5% owner or of one of the highest 10 paid individuals employed by all Companies and Affiliates shall not be considered a separate individual and, further, any earnings paid to him or contributions made by or on his behalf shall be attributed to the highly compensated individual described above. The term "family" for purposes hereof includes an individual's spouse, lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants.

5.5           Prospective Reduction of Tax Reduction Contributions.

              In the event that it is determined by the Committee at any time prior to or within a Plan Year that the maximum deferral percentage prescribed in Article 5.2 could be exceeded with respect to such Plan Year, then the amount of Tax Reduction Contributions allowed to be made on behalf of eligible Participants who are highly compensated individuals with respect to the remainder of the Plan Year may be reduced by the Committee. The highly compensated individuals with respect to whom such reduction shall be made and the amount of such reduction shall be determined in a manner comparable to the manner of determining Excess Tax Reduction Contributions under Article 9.2; provided, however, that for purposes of this Article 5.5 (but not for purposes of Article 9.2), the Committee may round off or estimate the prospective reductions hereunder. Once a reduction has been made hereunder, it shall remain in effect unless the Committee determines that it is no longer necessary in order for the maximum deferral percentage to be met.

                                   ARTICLE 6
                       LIMITATION ON INVESTMENT PLAN AND
                         MATCHING COMPANY CONTRIBUTIONS



6.1           Maximum Contribution Percentage.

              The sum of the Investment Plan Contributions made by all eligible Participants who are highly compensated individuals and the Matching Company Contributions made on such Participants' behalf shall not result in a contribution percentage for such group of Participants for any Plan Year that exceeds the greater of (a) or (b) below, where:

                     (a) is an amount equal to 125% of the contribution percentage for all eligible Participants other than highly compensated individuals; and

                     (b) is an amount equal to the sum of the contribution percentage for all eligible Participants other than highly compensated individuals and 2%, provided that such amount does not exceed 200% of the contribution percentage for all eligible Participants other than highly compensated individuals.

6.2           Definitions.

              For purposes of this Article 6, the following terms shall have the following meanings:

              (A) The terms "eligible Participant" and "highly compensated individual" shall have the meanings prescribed in Article 5.

              (B)"Contribution percentage" with respect to any group of eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each eligible Participant in the group and rounded to the nearest one one-hundredth of one percent) of:

                     (a) the sum of the Investment Plan Contributions and Matching Company Contributions allocated to the account of each eligible Participant for such year, to

                     (b) the eligible Participant's compensation (as defined in Article 5.3(C)) for such year.

6.3           Prospective Reduction of Investment Plan Contributions.

              In the event that it is determined by the Committee at any time prior to or within a Plan Year that the maximum contribution percentage described in Article 6.1 could be exceeded with respect to such Plan Year, then the amount of Investment Plan Contributions allowed to be made by eligible Participants who are highly compensated individuals may be reduced by the Committee. The highly compensated individuals with respect to whom such reduction shall be made and the amount of such reduction shall be determined by
(i) reducing the maximum allowable Investment Plan Contributions under Article
4.3 to such percentage which will, when applied to all eligible Participants who are highly compensated individuals (and taking into account any reduction in Matching Company Contributions as a consequence of a reduction in Tax Reduction Contributions under Article 5.5 and a reduction in Investment Plan Contributions hereunder) result in the maximum contribution percentage set forth in Article 6.1 not being exceeded, and (ii) reducing accordingly the Investment Plan Contributions that may be made in the remainder of the Plan Year in the case of each highly compensated individual with respect to whom such reduced maximum percentage is exceeded. Notwithstanding the foregoing, the Committee may round off or estimate the prospective reductions hereunder. Once a reduction has been made hereunder, it shall remain in effect unless the Committee determines that it is no longer necessary in order for the maximum contribution percentage to be met.

6.4 Testing of Tax Reduction Contributions Under Maximum Contribution Percentage Test.

              Notwithstanding the foregoing provisions of this Article 6 or of
Article 5, all or a portion of the Tax Reduction Contributions made on behalf of eligible Participants who are not highly compensated individuals may be treated as Matching Company Contributions made on behalf of such eligible Participants for the purpose of meeting the maximum contribution percentage test set forth in Article 6.1, provided that the maximum deferral percentage test of Article 5.2 can be met, both when the Tax Reduction Contributions treated as Matching Company Contributions hereunder are included in performing such maximum deferral percentage test and when such Tax Reduction Contributions are excluded in performing such maximum deferral percentage test. Except for purposes of meeting the maximum contribution test of Article 6.1 to the extent described hereunder, any such Tax Reduction Contributions shall continue to be treated as Tax Reduction Contributions for all other purposes of the Plan.

                                   ARTICLE 7
            AGGREGATE LIMIT ON DEFERRAL AND CONTRIBUTION PERCENTAGES



7.1           General Rules.

              In addition to satisfaction of the maximum deferral percentage test described in Article 5.2 and the maximum contribution percentage test described in Article 6.1, effective January 1, 1989, the Tax Reduction Contributions, Investment Plan Contributions and Matching Company Contributions made to the Plan with respect to any Plan Year on behalf of eligible Participants who are highly compensated individuals shall not cause the sum of the deferral percentage and the contribution percentage with respect to such eligible Participants (after application of Article 6.4, and after assuming that corrections have been made to satisfy such maximum deferral percentage and maximum contribution percentage tests pursuant to Article 9) to exceed the aggregate limit prescribed in Article 7.2; provided, however, that such aggregate limit only shall apply if the maximum deferral percentage test described in Article 5.2(a) is not satisfied and the maximum contribution percentage test in Article 6.1(a) is not satisfied.

7.2           Aggregate Limit.

              The aggregate limit is equal to the greater of (a) and (b) below, where:

                     (a) equals the sum of (i) an amount equal to 125% of the greater of the deferral percentage or contribution percentage for all eligible Participants other than highly compensated individuals; and (ii) is an amount equal to the lesser of the deferral percentage or contribution percentage for all eligible Participants other than highly compensated individuals and 2%; provided that such amount does not exceed 200% of the lesser of the deferral percentage or contribution percentage for all eligible Participants other than highly compensated individuals; and

                     (b) equals the sum of (i) an amount equal to 125% of the lesser of the deferral percentage or contribution percentage for all eligible Participants other than highly compensated individuals, and (ii) an amount equal to the greater of the deferral percentage or contribution percentage for all eligible Participants other than highly compensated individuals and 2%; provided that such amount does not exceed 200% of the greater of the deferral percentage or contribution percentage for all eligible Participants other than highly compensated individuals.

7.3           Prospective Reduction of Contributions.

              In the event that it is determined by the Committee at any time prior to or within a Plan Year that the aggregate limit prescribed in Articles
7.1 and 7.2 could be exceeded with respect to such Plan Year, then the amount of Tax Reduction Contributions, Investment Plan Contributions or both (as determined by the Committee) made on behalf of or by eligible Participants who are highly compensated individuals may be reduced in a manner similar to that described in Articles 5.5 and 6.3.

                                   ARTICLE 8
                   CORRECTION OF TAX REDUCTION CONTRIBUTIONS
                         IN EXCESS OF DOLLAR LIMITATION



8.1           General Rule.

              In the event that, notwithstanding Article 5.1, the dollar limitation on Tax Reduction Contributions prescribed therein is exceeded, the excess shall be considered an "Excess Deferral" and the procedures set forth in this Article 8 shall be followed.

8.2           Designation as Excess Deferral.

              A Participant may designate to the Committee the amount of any Excess Deferral that is allocable to the Plan and request that such amount be distributed to the Participant. Such a designation must be made on or before March 1 of the year following the Plan Year in which the Excess Deferral was made.

8.3           Distribution.

              The Committee may grant a Participant's request for a distribution pursuant to Article 8.2. Any such distribution shall be made at such date as the Committee determines but in no event later than the April 15 following the Plan Year in which the Excess Deferral was made. Any such distribution shall include a distribution of income allocable to the Excess Deferral, determined by applying methodology comparable to that described in
Article 9.4(b) and (c).

8.4           Coordination with Excess Tax Reduction Contributions.

              The amount of Excess Deferrals that may be distributed under this
Article 8 with respect to a Participant for a Plan Year shall be reduced by any Excess Tax Reduction Contributions previously recharacterized or distributed with respect to such Participant for such Plan Year. Conversely, the amount of Excess Tax Reduction Contributions to be recharacterized or distributed under
Article 9 with respect to a Participant for a Plan Year shall be reduced by any Excess Deferrals previously distributed hereunder to such Participant for such Plan Year.

                                   ARTICLE 9
                       CORRECTION OF EXCESS CONTRIBUTIONS



9.1           General Rule.

              If as of the end of a Plan Year, the maximum deferral percentage test of Article 5.2, the maximum contribution percentage test of Article 6.1 or the aggregate limit test of Articles 7.1 and 7.2 are not satisfied, the Committee, after the close of such Plan Year, shall make a determination of the Excess Tax Reduction Contributions or Excess Aggregate Contributions and then apply one or more of the corrective measures set forth in this Article 9 (with the applicable measures determined by the Committee, in its sole discretion) in order that, after application of such measures, all of such tests are satisfied.

9.2           Maximum Deferral Percentage Test -- Excess Tax Reduction
              Contributions.

              Excess Tax Reduction Contributions are determined on an individual basis under a leveling method pursuant to which the Committee shall reduce the deferral ratio (determined in accordance with Article 5.3(C)) of the eligible Participant who is a highly compensated individual and who has the highest deferral ratio to the extent required to (i) cause the test of Article
5.2 to be satisfied, or (ii) cause such individual deferral ratio to equal the deferral ratio of the eligible Participant who is a highly compensated individual and who has the next highest deferral ratio. This process shall be repeated until Article 5.2 is satisfied. For each such individual affected, his total Tax Reduction Contributions, minus an amount determined by multiplying his permissible deferral ratio by his compensation used in determining such ratio, shall be considered his Excess Tax Reduction Contributions.

9.3           Recharacterization of Excess Tax Reduction Contributions.

              Excess Tax Reduction Contributions may be recharacterized as Investment Plan Contributions in order to meet the maximum deferral percentage test, provided that the following conditions are met with respect thereto:

                     (a) The recharacterized amounts are reported to the Internal Revenue Service and to the affected highly compensated individual as income for the Plan Year in which the individual would have received the recharacterized Tax Reduction Contributions in cash, had he not elected to have such amounts contributed to the Plan;

                     (b) The recharacterized amounts are treated as Investment
              Plan Contributions for purposes of Sections 72, 401(a)(4) and 6047 of the Code and for purposes of the maximum contribution test described in Article 6.1 (in the year when taken into account as income);

                     (c) The recharacterized amounts continue to be treated for all other purposes under the Plan as Tax Reduction Contributions; and

                     (d) Notice of recharacterization is given to each affected highly compensated individual not later than the March 15 next following the Plan Year with respect to which recharacterization occurs.

9.4           Distribution of Excess Tax Reduction Contributions.

              Excess Tax Reduction Contributions (and income allocable thereto) may be distributed in order to meet the maximum deferral percentage test, provided that the following conditions are met with respect thereto:

                     (a) The distributed amounts are designated as a distribution of Excess Tax Reduction Contributions (and income) and are distributed to the affected highly compensated individuals within 12 months following the close of the Plan Year in which the maximum deferral percentage was exceeded;

                     (b) Allocable income for the Plan Year in which the maximum deferral percentage was exceeded is distributed. Such allocable income shall be determined by multiplying the income for the Plan Year that is attributable to the affected Participant's Tax Reduction Contributions by a fraction, the numerator of which is the Participant's Excess Tax Reduction Contributions for the Plan Year and the denominator of which is the value of the Participant's entire Tax Reduction Contributions sub-account as of the end of the Plan Year in which the maximum deferral percentage was exceeded reduced by the gain allocable to such sub-account for the Plan Year and increased by the loss allocable to such sub-account for the Plan Year; and

                     (c) Allocable income for the period after the close of the Plan Year in which the maximum deferral percentage was exceeded and prior to distribution is distributed. Such allocable income either shall be determined under the method prescribed in (b), but based on income through the last day of the month preceding distribution, or under a safe harbor method, as determined by the Committee. Under the safe harbor method, 10% of the allocable income for the Plan Year in which the maximum deferral percentage was exceeded (as computed under (b) hereof) is multiplied by the number of months elapsed since the end of such Plan Year (treating any distribution occurring on or before the 15th of a month as made in the last preceding month), and the product is the safe harbor allocable income.

                     The term "income" for all purposes under this Article 9
              includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, without regard to whether such appreciation has been realized.

9.5           Maximum Contribution Percentage Test -- Excess Aggregate
              Contributions.

              The term "Excess Aggregate Contributions" means the total dollar amount of Investment Plan Contributions (including Tax Reduction Contributions recharacterized as Investment Plan Contributions pursuant to Article 9.3) and Matching Company Contributions (including Tax Reduction Contributions treated as Matching Company Contributions pursuant to Article 6.4) allocated to the account of any eligible Participant who is a highly compensated individual that, in combination with a similarly-computed amount with respect to other such individuals, causes the maximum contribution percentage limitation set forth in Article 6.1 to be exceeded. In order to determine Excess Aggregate Contributions with respect to any individual, the Committee shall apply the methodology prescribed in Article 9.2 hereof but shall substitute the contribution percentage tests prescribed in Article 6 for the deferral percentage tests prescribed in Article 5 and shall substitute Investment Plan Contributions and Matching Company Contributions for Tax Reduction Contributions.

9.6           Distribution of Excess Aggregate Contributions.

              Excess Aggregate Contributions (and income allocable thereto that is earned prior to distribution) may be distributed in order to meet the maximum contribution percentage test. If the affected highly compensated individual has not made any Investment Plan Contributions to the Plan for the applicable Plan Year, then the Excess Aggregate Contributions distributed shall be deemed to consist solely of Matching Company Contributions. If the amount of the Excess Aggregate Contributions is at least equal to the amount of the affected highly compensated individual's Investment Plan Contributions that were not matched by any Matching Company Contributions, then the Excess Aggregate Contributions distributed shall be deemed to consist solely of Investment Plan Contributions. In other cases, the Committee shall apportion the Excess Aggregate Contributions between Investment Plan Contributions and Matching Contributions on a nondiscriminatory basis; provided, however, that

Matching Company Contributions always may be distributed prior to a distribution of Investment Plan Contributions.

9.7           Forfeiture of Matching Company Contributions.

              If, after applying the provisions of Article 9.6, the Committee determines that all or a portion of the Excess Aggregate Contributions is to be treated as Matching Company Contributions and the affected highly compensated individual is not fully vested, the non-vested amount of the portion of the Excess Aggregate Contributions treated as Matching Company Contributions (and income allocable thereto that is earned prior to forfeiture) may be forfeited. The non-vested amount of the portion of the Excess Aggregate Contributions treated as Matching Company Contributions shall be determined by multiplying such portion by the difference between 100% and the individual's vested percentage under Article 14.

9.8           Allocable Income.

              The income allocable to Excess Aggregate Contributions shall be determined by applying a methodology comparable to that prescribed in Article 9.4(b) and (c).

9.9           Timing of Corrections.

              Distributions or forfeitures pursuant to Article 9.6 or 9.7 shall be made within 12 months following the close of the Plan Year in which the maximum contribution percentage was exceeded.

9.10          Special Rule for Recharacterized Amounts.

              The determination of the amount of Excess Aggregate Contributions with respect to a Plan Year shall be made after determining the Excess Tax Reduction Contributions, if any, to be treated as Investment Plan Contributions due to recharacterization. The income allocable to Excess Aggregate Contributions resulting from the recharacterization of Tax Reduction Contributions shall be determined and distributed as if such recharacterized Tax Reduction Contributions had been distributed pursuant to Article 9.4 instead of recharacterized pursuant to Article 9.3.

9.11          Corrective Measures with Respect to Aggregate Limit.

              If the aggregate limit prescribed under Articles 7.1 and 7.2 is exceeded, the maximum contribution percentage for eligible Participants who are highly compensated individuals shall be reduced in order to meet such limit. Excess Aggregate Contributions shall be determined under such reduced percentage pursuant to Article 9.5, and corrective measures pursuant to Article
9.6 or 9.7 shall be taken in order to satisfy the aggregate limit.

9.12          Additional Company Contributions.

              Notwithstanding any other provision of the Plan, the Company may make qualified nonelective contributions and qualified matching contributions pursuant to Section 401(k) or (m) of the Code in order to satisfy the maximum deferral percentage test, the maximum contribution percentage test or the aggregate limit, provided that appropriate nondiscrimination tests under
Section 401(k) or (m) and Section 401(a)(4) of the Code are satisfied. A Participant shall at all times be 100% vested in such contributions. For purposes of Article 16 hereof and any other distribution provisions of the Plan or the Code, such contributions are treated as if they were Tax Reduction Contributions; provided, however, that they may not be withdrawn merely on account of the hardship of a Participant.

9.13          Highly Compensated Individual Elections.

              Notwithstanding Article 9.1, but solely for purposes of satisfying the maximum deferral percentage test (and not for purposes of satisfying the maximum contribution percentage test) the Committee, in its sole discretion, may permit a highly compensated individual to elect whether the appropriate method of correcting Excess Tax Reduction Contributions shall be recharacterization, distribution or a combination of both.

9.14          Other Permissible Methods of Testing and Correction.

              The provisions of Article 5 through this Article 9 are intended to conform with Sections 401(k) and (m) and 402(g) of the Code. In the event that the Committee determines that, in accordance with the Code, the requirements of such Code sections may be applied in a manner different from that prescribed in Articles 5 through 9, the Committee, in its discretion, may make appropriate adjustments.

                                   ARTICLE 10
                        LIMITATIONS ON ANNUAL ADDITIONS



10.1          Basic Limitation.

              Subject to the adjustments hereinafter set forth, the maximum annual addition to a Participant's account in any Limitation Year under this Plan plus the annual addition to the Participant's account under any other qualified defined contribution plan maintained by the Company or by an affiliate shall not exceed the lesser of:

              (a)    $30,000, adjusted in accordance with the Code, or
              (b)    25% of the Participant's annual compensation.

10.2          Definitions.

              For purposes of Article 10.1, the following terms shall have the following meanings:

              (A) Annual Addition. The term "annual addition" shall mean the sum of:

                     (a) the Company's contributions (including Tax Reduction Contributions, Matching Company Contributions and forfeitures treated as Matching Company Contributions) allocated to the account of the Participant under this Plan;

                     (b) the employer contributions and forfeitures allocated to the account of the Participant under any other qualified defined contribution plan maintained by the Company or by an affiliate; and

                     (c) the Participant's Investment Plan Contributions to this Plan and after-tax employee contributions to any other qualified plan maintained by the Company or an affiliate.

              (B) Compensation. The term "compensation" shall mean the Participant's wages, salary for professional services and other amounts received for personal services actually rendered (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits and bonuses) and such other amounts as are treated as "compensation" under Section 415(c)(3) of the Code.

              (C) Affiliate. The term "affiliate" shall mean an Affiliate as defined in Article 2.1, but modified pursuant to Section 415(h) of the Code.

10.3          Limitation on Combination of Plans.

              Notwithstanding the foregoing, in the case of a Participant who participates in this Plan and any qualified defined benefit plan maintained by the Company or by an affiliate, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year shall not exceed 1.0. In the event the sum of such fractions exceeds 1.0, benefits under the defined benefit plan shall be reduced or frozen prior to making any reductions in this Plan. For purposes of applying the limitations of this Article 10.3, the following rules shall apply:

                     (a) The terms "defined benefit plan fraction" and "defined contribution plan fraction" shall have the meanings prescribed in Section 415(e) of the Code.

                     (b) The term "annual addition" shall have the meaning set forth in Article 10.2.

10.4          Prospective Adjustment to Contributions.

              The Committee shall maintain records, showing the contributions to be allocated to the account of each Participant in any limitation year. In the event that it is determined prior to or within any Limitation Year that the foregoing limitations would be exceeded if the full amount of contributions otherwise allocable would be allocated, the annual additions to this Plan for the remainder of the Limitation Year shall be adjusted by reducing (i) first, any unmatched Investment Plan Contributions, (ii) second, any unmatched Tax Reduction Contributions, (iii) third, matched Investment Plan Contributions and a corresponding share of Matching Company Contributions; and (iv) fourth, matched Tax Reduction Contributions and a corresponding share of Matching Company Contributions but, in each case, only to the extent necessary to satisfy the limitations.

10.5          Disposal of Excess Annual Additions.

              In the event that, notwithstanding Article 10.4 hereof, the limitations with respect to annual additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of forfeitures, a reasonable error in estimating the Participant's compensation or such other circumstance under which an adjustment hereunder is permitted under the Code, the Participant's Investment Plan Contributions, if any, may be paid from the Trust to him to the extent of the excess, in discretion of the Committee. Any remaining excess shall be used to reduce future contributions by or on behalf of the Participant for the next succeeding Limitation Year and succeeding Limitation Years, as necessary, or, if the Participant is no longer employed in such a succeeding year, to reduce future contributions on behalf of other Participants entitled to an allocation.

                                   ARTICLE 11
                   GENERAL PROVISIONS REGARDING CONTRIBUTIONS


11.1          Manner of Making Contributions.

              All contributions to the Trust shall be paid directly to the Trustee. Tax Reduction Contributions and Investment Plan Contributions shall be made in cash. Matching Company Contributions shall be made in cash or Company Stock, in the discretion of the Company. Each contribution shall be accompanied by written instructions from the Committee that:

                     (a) identify each Participant on whose behalf the contribution is being made and the amount thereof;

                     (b) state whether the amount contributed on behalf of the Participant represents a Tax Reduction Contribution, an Investment Plan Contribution or a Matching Company Contribution; and

                     (c) direct the investment of the amount contributed on behalf of the Participant.

11.2          Limitation to Amount Deductible.

              Tax Reduction Contributions and Matching Company Contributions to the Plan, when considered with the amount contributed by a Company to any other tax-qualified plan, shall not exceed the amount deductible pursuant to Section 404 of the Code. In the event that the amount that any Company would contribute but for the deductible limitation exceeds the deductible limitation, contributions shall be reduced in such manner as the Committee, in its sole discretion, shall prescribe.

11.3          Return of Contributions.

              In the event that:

                     (a) a Matching Company Contribution or negative contribution is made under a mistake of fact; or

                     (b) the deductibility of a Matching Company Contribution is disallowed (it being understood that all Matching Company Contributions are conditioned on the deductibility thereof under Section 404 of the Code) such contribution may be returned to the Company that made the contribution within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed). If the share prices of the funds that the contribution was invested in have increased, then the Company receives back the amount of the contribution. If the share prices of the funds that the contribution was invested in have decreased, then the Company receives the number of shares originally bought with the contribution amount times the current day share price.

11.4          Certain Aggregation Rules.

              In the event that this Plan is aggregated with any other tax-qualified plan maintained by the Company for purposes of satisfying Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), the maximum deferral percentage limit of Article 5.2, the maximum contribution percentage limit of Article 6.1 and the aggregate limit of Article
7.2 shall be applied as if the Plan and such other plan(s) were a single plan. In addition, in the event that a Participant in this Plan who is a highly compensated individual also participates in another tax-qualified plan maintained by the Company, he shall be treated as participating in a single plan for purposes of such limitations. The provisions of this Article 11.4 are subject to Article 9.14 hereof.

                                   ARTICLE 12
                            ROLLOVERS AND TRANSFERS



12.1          Rollovers.

              Rollover Contributions may be made to the Plan in accordance with the following provisions:

              (A) Amounts Eligible. Any amount eligible for a tax-free rollover under applicable provisions of the Code may be rolled over to the Plan.

              (B) Individuals Eligible. Any Employee, including an Employee who has not satisfied the participation requirements of Article 3 of the Plan, may make a Rollover Contribution to the Plan. Even though an Employee has not yet satisfied such participation requirements, the provisions of the Plan shall be generally applicable to him and to the Rollover Contribution, unless expressly provided otherwise.

              (C) Source of Rollover. Subject to the Code, Rollover Contributions may be made directly by the Employee or by the retirement plan, individual retirement account or other arrangement from which the Rollover Contribution is being made.

              (D) Assets Eligible for Rollover. Rollover Contributions shall be made in cash and not in stock or other property, unless otherwise permitted by the Committee. A Rollover Contribution may not include any amounts representing employee contributions, other than voluntary deductible contributions.

              (E) Timing. Any amount to be rolled over generally must be rolled over to the Plan within 60 days of receipt by the Participant, unless otherwise permitted by the Code and the Committee.

              (F) Self-Employed Individual. A rollover to the Plan shall not be permitted to the extent the amount proposed to be rolled over is attributable to periods during which an Employee was a self-employed individual, within the meaning of Section 401(c)(1) of the Code.

              (G) Procedures. The Committee may adopt rollover procedures and, before permitting a Rollover Contribution, may require an Employee to furnish such information regarding the amount proposed to be rolled over as the Committee determines is necessary or appropriate.

12.2          Transfers from Other Plan.

              The Committee, in its discretion, may accept a direct transfer to the Plan from another plan qualified under Section 401(a) of the Code of all or a portion of the amount credited under such other plan to an Employee. The Committee may adopt rules with respect to any such transfer including, but not limited to, rules with respect to accounting for, and the investment of, amounts transferred.

12.3          Section 401(k) Limitations.

              In the event that an amount transferred to the Plan pursuant to
Article 12.2 is attributable to a cash or deferred election that was made pursuant to Section 401(k) of the Code, such amount shall be subject to the same rules that apply under the Plan to Tax Reduction Contributions.

12.4          Transfers to Other Plan.

              The Committee, in its discretion, may permit a direct transfer from the Plan to another plan qualified under Section 401(a) of the Code of all or a portion of the amount credited under this Plan to an Employee. The Committee may adopt rules with respect to any such transfer. In the event that an amount transferred to another plan is attributable to Tax Reduction Contributions, it shall be required as a condition of transfer that such contributions shall be subject to such restrictions under the transferee plan as may be required pursuant to Section 401(k) of the Code.

                                   ARTICLE 13
                        ACCOUNTS AND ALLOCATION OF FUNDS



13.1          Receipt of Contributions by Trustee.

              All contributions to the Trust that are received by the Trustee, together with any earnings thereon, shall be held, managed and administered by the Trustee in accordance with the terms and conditions of the Trust Agreement. The Trustee shall at all times be subject to the proper directions of the Committee or the Company which are made in accordance with the terms of this Plan and the Trust Agreement and which are not, on their face, contrary to the ERISA.

13.2          Trust Fund Valuation.

              The value of each Investment Fund and of the Trust Fund shall be determined by the Trustee as of the close of business on each Valuation Date, or as soon thereafter as practicable, and shall be the fair market value of all property held in the Investment Funds, plus cash and accrued income, with equitable adjustments for pending trades less all charges, expenses, reserves and liabilities due or accrued which are determined to be properly chargeable to the Investment Funds.

13.3          Allocation of Contributions to Participants' Separate  Accounts.

              The Trustee shall maintain a separate account for each Participant. Within such account, one or more sub-accounts may be maintained as the Trustee and the Committee deem appropriate to accurately reflect a Participant's interest in the Plan. In all events, there shall be a separate sub-account for Tax Reduction Contributions.

              The maintenance of separate accounts is for accounting purposes only. Any amount distributed to a Participant or his Beneficiary or any amount withdrawn by a Participant shall be charged to the appropriate separate accounts of the Participant as of the date of the distribution or withdrawal.

13.4          Adjustments to Participants' Accounts.

              (A) The dividends, capital gains distributions, and other earnings received on any share or unit of a Vanguard Fund or on any other Plan investment that is specifically credited or earmarked to a Participant's separate account under the Plan in accordance with the directed investment provisions of the Plan shall be allocated to such separate account and immediately reinvested, to the extent practicable, in additional shares or units of such Fund or other earmarked Plan investments.

              (B) Any Plan earnings or losses attributable to the investment of a Participant's separate account under the Plan in a loan to the Participant under Article 17 shall be allocated to the Participant's separate account in accordance with the procedures of Article 17.8.

              (C)    To the extent not otherwise provided in subsection (A) or
(B) above, the assets of the Plan shall be valued at their current fair market value as of each Valuation Date, and the earnings or losses of the Plan since the immediately preceding Valuation Date shall be allocated to the separate accounts of all Participants and former Participants under the Plan in the ratio that the fair market value of each such account as of the immediately preceding Valuation Date, bears to the total fair market value of all separate accounts as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date.

13.5          Participant-Directed Investments For Future Contributions.

              (A)    General Rule.  Except as provided in Article 13.6, and
Article 23.4(E) all contributions to the Trust that are allocated to the account of a Participant shall be invested by the Trustee in the Investment Funds as directed by the Participant. Any such investment directions by a Participant shall be made in accordance with rules and procedures prescribed by the Committee, and shall be timely furnished to the Trustee.

              (B) Investment Plan and Tax Reduction Contributions; Loan Repayments. For contributions made under investment plan agreements, tax reduction agreements or for loan repayments, an investment election in the manner prescribed by the Committee shall direct that the aggregate of such contributions and loan repayments (without distinction) be invested in the Investment Funds in multiples of 10%; provided, however, elections in effect prior to 1991 for elections in multiples of 25% shall remain effective until changed by the Participant. A Participant may change his investment directions under this Article 13.5(B), in accordance with the rules and procedures prescribed by the Committee and furnished to the Trustee.

              (C) Rollover Contributions. An investment election in the manner prescribed by the Committee shall be submitted with an Employee's Rollover Contribution and shall direct that such contribution be invested in the Investment Funds in multiples of 10%.

              (D) Failure to Provide Investment Instructions. If the Trustee receives any contribution to the Trust that is not accompanied by written instructions directing its investment, the Trustee may hold or return all or a portion of such contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions from the Committee.

13.6          Investment of Matching Company Contributions; Forfeitures.

              Matching Company Contributions and forfeitures shall be invested in Fund A and allocated to the account of each Participant a monthly basis. Forfeitures arising during any month shall be held by the Trustee in the Vanguard Money Market Prime Account portion of Fund A and used to reduce Matching Company Contributions.

13.7          Investment Transfers.

              A Participant shall be permitted to transfer contributions to the Trust (other than Matching Company Contributions) previously invested in one Investment Fund and earnings thereon to one or more other Investment Funds other than Funds D, E, and F. A transfer election shall be made in 1% increments of the Participant's total interest in an Investment Fund or in a whole dollar amount or in a number of whole shares to another Investment Fund in accordance with rules and procedures prescribed by the Committee. Transfer elections may be made as often as directed by the Participant, except that transfers to and from Fund B may be made only once per calendar quarter.

              Assets exchanged out of Fund B must remain in an eligible equity fund for a minimum of ninety calendar days prior to becoming eligible for transfer into Fund J - the Vanguard Money Market Reserves - Federal Portfolio. They are eligible for transfer to funds other than Fund J on a daily basis. The following funds are eligible equity funds: Fund A - Household International, Inc. Common Stock Fund; Fund C - Vanguard Windsor II; Fund G - Wellington Fund; Fund H - Vanguard Quantitative Portfolio Fund; and Fund I - Vanguard Extended Market Portfolio.

              Exchanges from Fund J, the Vanguard Money Market Reserves - Federal Portfolio, may be made directly into Fund B without a ninety day investment in an eligible equity fund.
13.8          No Rights Created by Allocation.

              Any allocation of contributions or earnings to the separate account of a Participant under this Article 13 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

                                   ARTICLE 14
                              VESTING; FORFEITURES



14.1          Vesting of Accounts.

              (A)    Years of Matching Company Account Test.   If a
Participant's employment with the Company or an Affiliate is terminated for any reason other than a reason described in (C) hereof, the Participant shall:

                     (a) be entitled to the entire amount in his account attributable to his Rollover Contributions, his Investment Plan Contributions, and his Tax Reduction Contributions, including in each case any contributions made for the year of termination of employment but not yet allocated; and

                     (b) be vested in, and entitled to, an amount equal to a percentage of the portion of his account attributable to Matching Company Contributions. Such percentage shall be determined in accordance with the following schedule:

                 Years of Matching                    Vested                Forfeited
                  Company Account                   Percentage              Percentage
                 -----------------                  ----------              ----------
                 less than 1                            0%                      100%
                 1 but less than 2                     20%                       80%
                 2 but less than 3                     40%                       60%
                 3 but less than 4                     60%                       40%
                 4 but less than 5                     80%                       20%
                 5 or more                            100%                        0%

              For purposes of this Article 14.1, "Years of Matching Company Account" will be measured in calendar quarters beginning with the calendar quarter with respect to which the Participant first has Matching Company Contributions allocated to his account and ending with the calendar quarter in which the Participant's employment is terminated.

              (B) Five Years of Employment Test. Notwithstanding (A) hereof, a Participant shall be 100% vested if his employment with the Company or an Affiliate is terminated after 5 years of employment, determined in accordance with the following:

                     (a) A "year of employment" for this purpose means a 365
              day period (disregarding fractional years), beginning on the date on which an Employee first completes an Hour of Service (or the first day of the month in which he is employed and completes an Hour of Service, if his employment commences on the first regularly scheduled work day of a month) and ends on the earlier of (i) the date the Employee quits, is discharged, retires or dies or (ii) the first anniversary of the date the Employee is absent from active employment for any other reason including, but not limited to, short term disability, vacation, leave of absence or layoff. The applicable date under (i) or (ii) is the "severance from service date".

                     (b) Notwithstanding the foregoing, if the Employee is severed from service by reason of quitting, discharge or retirement but returns to employment and performs an Hour of Service within the 365 day period ending on the first anniversary of his severance from service date, the interim period shall count towards the computation of years of employment. If an Employee is absent for a reason described in (a)(ii) and then quits, is discharged or retires but subsequently returns to employment and performs an Hour of Service, the interim period of absence shall count towards the computation of years of employment, provided that the date on which the Employee again performs an Hour of Service occurs within the 365 day period ending on the first anniversary of the date the Employee was first absent from employment for a reason described in (a)(ii).

                     (c) In accordance with uniform rules, the Committee may count certain periods of absence from active employment toward the computation of years of employment, even if not required pursuant to (a) or (b) hereof.

                     (d) Years of employment credited during a prior period of employment shall be automatically reinstated as of the date of an Employee's reemployment.

              (C) Other Circumstances. A Participant shall be 100% vested upon his attainment of age 65, his eligibility for normal or early retirement (as defined under any tax-qualified defined benefit plan maintained by a Company or Affiliate in which he participates), his death prior to termination of employment with a Company or Affiliate, or his Disability (as determined by the Committee). In addition, the Company may accelerate vesting to 100% in special circumstances including, but not limited to, a sale of stock or assets of an Employee's employer.

14.2          Forfeiture of Non-Vested Interest.

              The portion of a Participant's account attributable to Matching Company Contributions in which he is not vested when his employment with the Company or an Affiliate is terminated shall be forfeited upon the earlier of
(i) the date that he receives a distribution of his entire vested interest (including for this purpose, an annuity contract that represents his right to such vested interest), or (ii) the fifth anniversary of the

Participant's severance from service date, as defined in Article 14.1(B) hereof. A Participant who does not have any vested interest in the portion of his account attributable to Matching Company Contributions as of his severance from service date shall be deemed to have received a distribution for purposes of (i) hereof as of his severance from service date.

14.3          Restoration of Non-Vested Interest.

              If, following his termination of employment, a Participant received a distribution of his entire vested interest under the Plan and then is reemployed and performs an Hour of Service prior to the fifth anniversary of the date on which he received a distribution, the entire amount forfeited, unadjusted for gains and losses following the distribution, shall be restored to his account from other forfeiture amounts by Participants and the Plan earnings attributable thereto, or by additional Company contributions to the Plan on behalf of the Participant.

              At any time thereafter, the amount in which he is vested shall be determined by applying his vested percentage against the sum of the distribution and the amount restored; provided, however, that the amount actually distributable to him upon his subsequent termination of employment shall be offset by the amount previously distributed.

                                   ARTICLE 15
                                 DISTRIBUTIONS



15.1          Timing of Distributions; Applicable Valuation Date.

              (A) General Rule. Normally, the vested interest of a Participant (or beneficiary) shall become distributable to him as soon as administratively practicable following the Participant's severance from service date (or death), provided that the Committee has received written notice of the Participant's severance from service date (or death).

              (B) Consent to Immediate Distribution; Deferral if Consent Not Obtained. If the value of a Participant's account as of the severance from service date exceeds $3,500, no distribution shall be made thereunder unless the Participant (or beneficiary) consents to the distribution. In accordance with rules prescribed by the Committee, a Participant (or beneficiary) who does not consent may defer his distribution until a date no later than the Valuation Date first following the date he becomes age 65 (or the date he would have attained age 65 in the case of a beneficiary).

              (C) Retirement-Eligible Deferrals. If a Participant is eligible for normal or early retirement (as defined under any tax-qualified defined benefit plan maintained by a Company or Affiliate in which he participates) as of his severance from service date then, regardless of the value of his account, he may elect to defer the receipt of his vested interest to a date, no later than his required beginning date under Article 15.4. A beneficiary also may elect to defer distribution hereunder if, as of the date of the Participant's death, he was eligible for normal or early retirement.

              (D) Treatment of Accounts in the Case of Deferred Distributions. If a Participant or beneficiary elects to defer distribution of the Participant's vested interest pursuant to (B) or (C) hereof, the Participant's account shall continue to share in the earnings and losses of the Trust until the applicable Valuation Date. Transfers among Investment Funds also shall be permitted until such Valuation Date.

15.2          Method of Distribution.

              All amounts which a Participant or a beneficiary shall be entitled to receive under the Plan shall be distributed as a single sum distribution, unless the Participant elects an annuity as described below. Payment from Fund B shall be in cash. Payments in the form of a single sum distribution from Fund A (and from the Eljer, Schwitzer and Scotsman Stock Funds) shall be in cash or stock or a combination of both, at the discretion of the

Participant; provided, however, that partial shares will be paid in cash. Payments in the form of a single sum distribution from Funds other than Fund A (and from the Eljer, Schwitzer and Scotsman Stock Funds) shall be in cash.

              A Participant (who does not have a loan outstanding) may elect to receive his distribution in a single sum, as an immediate annuity purchased under the group annuity contract or contracts, or as a combination of both, or in any other form available through a group annuity contract issued to the Plan by a legal reserve life insurance company authorized to do business in Illinois. The forms of immediate annuity available under the group annuity contract or contracts shall include the following:

                     (a) Qualified Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity for the life of such Participant's spouse which is not less than one-half, or greater than, the amount of the annuity payable during the joint lives of the participant and such Participant's spouse.

                     (b) Annuity Certain and Life. An annuity to the Participant for a specified number of monthly payments. Thereafter, payments will continue for as long as the annuitant lives.

                     If a married Participant who is eligible to elect to
              receive an annuity elects payment in the form of a life annuity, it will be provided in the form of a qualified joint and survivor annuity, provided, that such participant (i) may elect with the consent of his spouse not to take the joint and survivor annuity and (ii) may revoke an election not to take a joint and survivor annuity or choose again to take a joint and survivor annuity at any time and any number of times prior to the commencement of benefit payments. The consent of a married Participant's spouse not to take the joint and survivor annuity only shall be effective if the spouse consents to the other particular form of life annuity elected by the Participant and to the specific beneficiary (if any) under such form. No annuity may be purchased unless the payments of the annuity will equal or exceed $30 per month.

              Notwithstanding the foregoing, the only form of distribution available to an individual who becomes a Participant on or after July 1, 1989 shall be a single sum distribution.

15.3          Designation of Beneficiary.

              A Participant may designate from time to time a beneficiary or beneficiaries (who may be designated contingently or successively and may be an entity other than a natural person) to be entitled under Article 15.1 to receive any vested, undistributed amounts credited to the Participant's account under the Plan at the time of the Participant's death (reduced by the amount of any outstanding loan); provided, however, that if a beneficiary other than the surviving spouse of the Participant is named, the designation is valid only with the consent of such spouse. The consent must acknowledge the effect of the election not to be the sole beneficiary and must be witnessed by a notary public or a Plan representative. Spousal consent may be dispensed with only if it is established to the satisfaction of the Committee that: (i) such consent is not obtainable, either because there is no spouse, or the spouse cannot be located; or (ii) because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Subject to the foregoing, any such beneficiary designation shall be made on a form prescribed by the Committee, and shall be effective only when filed with the Committee during the Participant's lifetime. A Participant may change or revoke his beneficiary designation at any time by filing a new instrument with the Committee. If the designated beneficiary (or each of the designated beneficiaries) predeceases the Participant, the Participant's beneficiary designation shall be ineffective. In determining whether any person named as a beneficiary is living at the time of a Participant's death, if such person and the Participant die in a common accident or disaster and there is insufficient evidence to determine which person died first, then it shall be deemed that the beneficiary died first. If no valid beneficiary designation is in effect at the time of the Participant's death, the amount payable will be paid in equal shares to those person(s) then living in the first of the following classes of successive preference beneficiaries being the deceased Participant's:

              (a)    widow or widower;
              (b) descendants, per stirpes (including adopted children);
              (c)    parents;
              (d)    brothers and sisters;
              (e)    executors or administrators.

15.4          Code Section 401(a)(9).

              All distributions under the Plan shall be subject to the requirements of Section 401(a)(9) of the Code and applicable regulations thereunder, including the incidental death benefit requirements thereof. Without limitation of the foregoing, the following specific requirements of
Section 401(a)(9) shall apply:

              (A) Required Beginning Date. Distributions to a Participant shall being not later than April 1 of the Plan Year following the Plan Year in which a Participant attains age 70-1/2, even if the Participant has not yet severed from service as of such date.

              (B) Payment Term and Frequency. Benefits payable in the form of an annuity shall not extend beyond the life of the Participant, the lives of the Participant and a designated beneficiary, the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and a designated beneficiary. If a Participant dies and annuity payments have commenced before his death, any annuity payments payable thereafter will be distributed at least as rapidly as those made during the Participant's life.

              (C) Lump Sum Payable After Death. If a Participant dies prior to payment or the commencement of payment to him of his vested interest, the amount payable to his beneficiary pursuant to Article 15.1(A) and 15.3 shall in all event be distributed within five (5) years after the Participant's death.

                                   ARTICLE 16
                                  WITHDRAWALS



16.1          Withdrawal Categories.

              A Participant may make a withdrawal of all or part of his account; provided, however, that a minimum of $500 or the balance of the Participant's account must be withdrawn and only two non-hardship withdrawals may be made in each Plan Year. Withdrawals must be made of all amounts eligible for withdrawal in each category below (listed in descending order) before amounts in the next lower category may be withdrawn:

         Category A:      Investment Plan Contributions (excluding earnings
                          thereon) made prior to January 1, 1987, which have not been matched by Employer Matching Contributions.

         Category B:      Investment Plan Contributions (including earnings
                          thereon) made after January 1, 1987, which have not been matched by Employer Matching Contributions.

         Category C:      Investment Plan Contributions (excluding earnings
                          thereon) made prior to January 1, 1987, which have been matched by Employer Matching Contributions, providing that the Participant has been in the Plan for five years.

         Category D:      Investment Plan Contributions (including earnings
                          thereon) made after January 1, 1987, which have been matched by Employer Matching Contributions, provided that the Participant has been in the Plan for five years.

         Category E:      Employer Matching Contributions, including earnings
                          thereon, provided that the Participant has been in the Plan for five years.

         Category F:      Trustee-to-Trustee Transfer Contributions (except any
                          amount attributable to such contributions previously distributed, as described above) and Rollover
                          Contributions, plus earnings thereon.

         Category G:      Investment Plan Contributions (excluding earnings
                          thereon) of Participants who have been in the Plan for less than five years, which have been matched by Employer Matching
                          Contributions; provided, however, the earnings will be excluded only to the extent of the Participant's pre 1987 cost basis. Thereafter the withdrawal will be prorata to include earnings.

         Category H:      Tax Reduction Contributions, plus earnings thereon,
                          by Participants who have attained age 59-1/2, or in order to meet immediate financial hardships as defined by the Code and regulations thereunder.
                          Participants who have not attained age 59-1/2 may withdraw account balances attributable to Tax
                          Reduction Contributions (excluding earnings thereon that were earned on or after January 1, 1989) during employment with Household or a subsidiary only to meet immediate financial hardships.

16.2        Hardship Withdrawals.

            (A) General Rule. A Participant may make a hardship withdrawal only if the withdrawal is made on account of an immediate and heavy financial need of the Participant and if the withdrawal is necessary to satisfy such financial need.

            (B) Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of one of the following:

                   (a) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care (defined in Code Section 213(d));

                   (b) Purchase (excluding mortgage payments) of a principal residence of the Participant;

                   (c) Payment of tuition for the next 12 months of post-secondary education and related educational fees for the Participant, his spouse or dependents; or

                   (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

            (C) Withdrawal Necessary to Satisfy Financial Need. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need to the extent the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant; provided, however, the amounts necessary to pay reasonably anticipated federal, state and local income taxes and penalties may be included. In order to demonstrate that the withdrawal is necessary to satisfy an immediate and heavy financial need, a Participant shall be required to execute a written representation that the need cannot be relieved through one or more of the following means:

                   (a) Reimbursement or compensation by insurance or otherwise;

                   (b) Reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                   (c) Cessation of Tax Reduction or Investment Plan Contribution to the Plan;

                   (d) Borrowing from commercial sources on reasonable commercial terms; or

                   (e) Other withdrawals or nontaxable (at the time of the loan) loans available from the Plan, all of which have been exhausted pursuant to the terms of the Plan; provided, however, that loans shall be considered hereunder only to the extent that repayment of a loan would not in and of itself be unreasonably burdensome to the Participant. For purposes hereof, a Participant's assets shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant.

            (D) Consequences of Hardship Withdrawals. In the event that a Participant makes a hardship withdrawal, his contributions shall be restricted as follows:

                   (a) He shall not be eligible to make any Tax Reduction Contributions or Investment Plan Contributions for the period beginning with the payroll period next following the date he makes the withdrawal request and ending with the last day of the calendar quarter that is at least 12 months after the date he receives the withdrawal;

                   (b) The amount of his Tax Reduction Contributions for the Plan Year following the Plan Year in which he makes the withdrawal shall be limited to the dollar amount prescribed under Article 5.1, reduced by the amount of his Tax Reduction Contributions for the year in which he made the withdrawal.

16.3        Manner of Making Withdrawals.

            Any withdrawal by a Participant under this Article 16 shall be made only after the Participant files a written request with the Committee, specifying the category of the withdrawal and the amount requested to be withdrawn. Upon approving the amount of any withdrawal, the Committee shall furnish the Trustee with written instructions directing the Trustee to make a single sum payment of the withdrawal. Payments from Funds B, C, G, H, I and J shall be in cash. Payments from Funds A, D, E and F shall be in cash or stock or a combination of both at the discretion of the Participant; provided, however, that a hardship withdrawal only may be made in cash and provided, further, that partial shares will be paid in cash.

            Payment shall be made by withdrawing as of the Valuation Date a proportionate amount credited to the interests of the Participant in the Investment Funds under the Plan. Contributions which were received subsequent to such Valuation Date will not be included.

16.4        Withdrawals Upon Attainment of Age 59-1/2.

            Any participant who has attained age 59-1/2 may, in addition to the withdrawal options provided in Article 16.1, elect to withdraw all or part of his vested accounts; provided, however, that withdrawals must be made of all amounts eligible for withdrawal in each classification below (listed in descending order) before amounts in the next lower classification may be withdrawn:

            Category A:   Investment Plan Contributions (excluding earnings
                          thereon) made prior to January 1, 1987, which have not been matched by Employer Matching Contributions.

            Category B:   Investment Plan Contributions (including earnings
                          thereon) made after January 1, 1987, which have not been matched by Employer Matching Contributions.

            Category C:   Investment Plan Contributions (excluding earnings
                          thereon) made prior to January 1, 1987, which have been matched by Employer Matching Contributions, providing that the Participant has been in the Plan for five years.

            Category D:   Investment Plan Contributions (including earnings
                          thereon) made after January 1, 1987, which have been matched by Employer Matching Contributions, provided that the Participant has been in the Plan for five years.

            Category E:   Employer Matching Contributions, including earnings
                          thereon, provided that the Participant has been in the Plan for five years.

            Category F:   Trustee-to-Trustee Transfer Contributions (except any
                          amount attributable to such contributions previously distributed, as described above) and Rollover
                          Contributions, plus earnings thereon.

            Category G:   Investment Plan Contributions (excluding earnings
                          thereon) of Participants who have been in the Plan for less than five years, which have been matched by Employer Matching Contributions; provided, however, the earnings will be excluded only to the extent of the Participant's pre 1987 cost basis. Thereafter the withdrawal will be prorata to include earnings.

            Category H:   Tax Reduction Contributions, plus earnings thereon,
                          by Participants who have attained age 59-1/2, or in order to meet immediate financial hardships as defined by the Code and regulations thereunder.
                          Participants who have not attained age 59-1/2 may withdraw account balances attributable to Tax
                          Reduction Contributions (excluding earnings thereon that were earned on or after January 1, 1989) during employment with Household or a subsidiary only to meet immediate financial hardships.


16.5        Consequences of withdrawals of Matched After-Tax Contributions

            In the event that a Participant with less than five years of participation in the Plan makes a withdrawal from Category G of Article 16.1 or
Article 16.4, his contributions shall be restricted as follows: he shall not be eligible to make any Tax Reduction Contributions or Investment Plan Contributions for the period beginning with the payroll period next following the date he makes the withdrawal request and ending with the payroll period next following the later of 13 payroll periods or six months.

16.6        Qualified Domestic Relations Order Distribution.

            In the event a distribution is made pursuant to a qualified domestic relations order, the withdrawal will be made from each relevant category listed in Section 16.1 (regardless of restrictions otherwise imposed) in the ratio the distribution bears to the total account of the Participant.

                                   ARTICLE 17
                                     LOANS



17.1        General Rule.

            Loans are available to Participants. These loans are limited to a minimum of $500 each (or the eligible balance of the Participant's account, if less) and may be granted twice per year. No more than two non-residential loans and one residential loan may be outstanding at any time.

17.2        Amount of Loan.

            Upon receipt of a written request from a Participant, the Committee may direct the Trustee to make a loan to the requesting Participant. The total amount of any such loan shall not cause the outstanding balance of all loans to the Participant under any qualified plan of the Company or an Affiliate to exceed 50% of the value of the Participant's vested interest under the Plan as of the previous Valuation Date. In no event, however, shall the amount of any loan to a Participant either (i) exceed $50,000, reduced by the highest outstanding loan balance applicable to the Participant during the one year period ending on the day before the second loan to the Participant is granted; or (ii) cause the outstanding balance of all loans to the Participant under any qualified plan of the Company or an Affiliate to exceed $50,000.

17.3        Security for Loan.

            Any loan to a Participant under this Article 17 shall be secured by the pledge of all of the Participant's right, title and interest in the Trust, supported by the execution of a promissory note for the amount of the loan, including interest, payable to the order of the Trustee. The spouse, if any, shall be required to consent to the use of the Participant's account as security and if such consent is not obtained, no loan will be made to the Participant.

            Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

17.4        Interest Rate Charged.

            The rate of interest charged on any loan to a Participant under this Article 17 shall be determined by the Committee and shall take into consideration interest rates being charged under generally prevailing market conditions for similarly secured personal loans. The Committee shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions.

17.5        Repayment of Loans.

            (A) General. Any loan to a Participant under this Article 17 shall be repaid within five years of the date on which the loan is made, except that loans used to acquire or construct any dwelling unit which is within a reasonable time to be used as a principal residence of the Participant may be repaid over a longer period of time (not greater than 25 years) as determined by the Committee; provided, however, that any loan shall be repaid on or before the Participant's final distribution date. Loans shall be amortized on a level basis and repaid in regular, substantially equal installments by payroll deduction on a schedule prescribed by the Committee (with payments made at least as often as quarterly), which installments shall be applied to reduce the principal as well as the accrued interest of the loan.

            (B) Payment to Trustee. Each loan repayment shall be paid to the Trustee, and shall be accompanied by written instructions from the Committee that:

                   (a) identify the Participant on whose behalf the repayment is being made; and

                   (b) direct the investment of the loan repayment to the Investment Fund account in the same proportion as elected by the Participant in Article 13.5 as if the repayments were future contributions.

            (C) Security not to be Jeopardized. No distribution of benefits under Article 15 or withdrawals under Article 16 which jeopardize the security of the loan shall be made from amounts credited to a Participant's account under the Plan unless and until all unpaid loans, including accrued interest thereon, to the Participant have been satisfied.

17.6        Default on Loan.

            In the event of a default by a Participant on a loan repayment, all remaining repayments on the loan shall be immediately due and payable, and the entire amount of the unpaid balance of such loan and accrued interest thereon shall be considered and treated as having been distributed in cash under Article 15 as of the date of default, and an appropriate adjustment of his account shall be made therefor as if such distribution occurred on a Valuation Date. Notwithstanding the foregoing, the Committee may use alternative means to pursue payment of a loan in default if such alternative means are necessary to prevent a distribution from the portion of the Participant's account that is attributable to Tax Reduction Contributions and that would contravene Section 401(k) of the Code.

            If a spousal consent has been obtained in accordance with Article 17.3, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

17.7        Manner of Making Loans.

            All requests by a Participant for loans from the Trust shall be made in writing to the Committee prior to the Valuation Date used for purposes of determining the amount of the loan made. The Committee shall apply its standards for the approval of loans in a uniform and consistent manner with respect to all Participants and shall approve a loan if the requirements of this Article 17 are satisfied. If a Participant's request for a loan is approved by the Committee, the Committee shall furnish the Trustee with written instructions directing the Trustee to make the loan in a single sum payment in cash to the Participant. Such payment shall be made by withdrawing as of the Valuation Date a proportionate amount from the separate Investment Funds of the Participant under the Plan.

17.8        Accounting for Loans.

            A loan to a Participant (and interest thereon) shall be considered a Plan investment, and repayments shall be credited to an Investment Fund in accordance with Article 13.5 as if such repayments were future contributions; provided, however, that repayments attributable to money borrowed from the portion of a Participant's account attributable to Matching Company Contributions and interest thereon shall be credited to Fund A.

                                   ARTICLE 18
                                 ADMINISTRATION



18.1        Allocation of Responsibilities Among Fiduciaries.

            A fiduciary to the Plan shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and the Trust Agreement. In general, Household International, Inc., shall have the sole authority to establish the Plan and Trust and to amend or terminate, in whole or in part the Plan or the Trust Agreement subject to the provisions of Article 19. The Chief Executive Officer of Household International, Inc. shall have the sole authority to appoint and remove three or more members of the Committee. The Company shall have the sole responsibility for making contributions to the Plan. The Committee shall have the sole responsibility for the administration of the Plan as more fully described in Article 18.2. Subject to Participants' investment directions under Article 13, and subject to Committee directions under Article 18.2, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held thereunder, as provided in the Trust Agreement. It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

            It is expressly provided that any fiduciary to the Plan and the Trust may also be an Employee of the Company.

            No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

18.2        Powers and Responsibilities of the Committee.

            The Committee as the plan administrator and named fiduciary of the Plan shall have all powers, duties, responsibilities and obligations imposed by law and by the provisions of the Plan and the Trust except those specifically granted or allocated by those instruments to the Board of Directors, to Household International, Inc., to its Chief Executive Officer, to the Trustee or to any investment manager appointed by the Committee, and those which the Committee has delegated or allocated to any other person. Such powers, duties, responsibilities and obligations of the Committee shall include, but shall not be limited to, excluding direct or indirect subsidiaries of Household International, Inc. from participation in the Plan, approving the Company election documents, refunding contributions, appointing and removing the Trustee, any investment manager, and any other person appointed or employed to render advice with regard to the Plan, including but not limited to such counsel, accountants and other experts as it deems necessary, determining and instructing the Trustee and any investment managers on the funding, investment policies, methods and objectives of the Trust, designating and rescinding the designation of Trust assets which the Trustee and each investment manager is to control, accepting or rejecting any tendered Rollover Contribution, refunding Rollover Contributions, determining the form of and providing any written documents to be used under the Plan, receiving and maintaining such documents, authorizing or denying contributions to and withdrawals or distributions out of the Trust and in accordance with the provisions of the Plan, providing a full and fair review of the denial of any claimed contribution, loan, withdrawal or distribution out of the Plan with a written notice setting out the specific reason for the denial of his claim written in a manner calculated to be understood by the Participant, preparing and submitting all reports, notices, insurance premiums and applications with respect to the Plan and the Trust required by law and for the continual qualification of the Plan and the Trust under Sections 401 and 501 of the Code, preparing and furnishing all reports and communications required by law or as it deems appropriate to persons to whom benefits are being paid or may become payable under the Plan, and taking such further actions as may be necessary for the administration of the Plan.

            Any construction, interpretation or application of the Plan by the Committee shall be final, conclusive and binding on the Company, and all Participants and their beneficiaries and other successors in interest. Limitations and interpretations under the Plan shall be determined to the best of the ability of the Committee based on such information as is reasonably available at the time a decision is made. All actions by the Committee shall be taken pursuant to uniform standards consistently applied to all persons similarly situated.

18.3        Conclusiveness of Records.

            In administering the Plan, the Committee may conclusively rely upon the Company's and any Affiliate's payroll and personnel records maintained in the ordinary course of business.

18.4        Expenses.

            The expenses of administering the Plan, other than compensation of persons on the payroll of the Company, but including fees of the Trustee, counsel, accountants or other experts appointed under the Plan, shall be paid out of the Trust Fund to the extent not paid by the Company.

18.5        Claims Procedure.

            (A) Filing of Claim. Any claim, including but not limited to a claim for distribution, loan or withdrawal shall be submitted to the Committee through the designee which it has appointed for the Company facility where the Participant with respect to whom the payment is claimed, is, or was last employed, or, if no such designee has been appointed, then to the Administrative and Investment Committee, Household International, Inc., 2700 Sanders Road, Prospect Heights, Illinois 60070. Submissions shall be made in the form and within the time period designated by the Committee. Satisfactory proof of eligibility and information necessary to determine the amount of such distribution, loan, or withdrawal, including, where appropriate, age, date of death of a Participant or a prior beneficiary, appointment as executor, administrator or guardian and such other information as is reasonably required in the circumstances must be submitted. The Committee shall authorize or deny requests for a loan or payment of any claimed amount within a reasonable period of time.

            (B) Notice of Denial of Claim. If a claim is denied, the Committee shall notify the claimant in writing. Such written notice shall contain:

                   (a)    the specific reason or reasons for denial;

                   (b) a specific reference to the provisions of the Plan on which such denial is based;

                   (c) a description of any additional material or information necessary for such person to perfect such claim, with an explanation of why such additional material or information is necessary; and

                   (d) an explanation of the Plan's review procedure as set forth in Article 18.5(C). This written notice of denial of claim shall be written in a manner calculated to be understood by the claimant.

            (C) Right of Review. Each claimant whose claim has been denied in whole or in part, and any authorized representative of such person, may review all documents pertinent to such denial and, within 60 days after receipt by such claimant of the notification provided for in Article 18.5(B), may request, by written notice sent to the Committee, a review of such denial and may submit to the Committee written issues and comments for consideration as part of such review. No claimant or representative shall have any right to appear personally, nor shall the Committee be obligated to hold any meetings with any claimant or representative, or hold any hearings, as part of such review. The Committee shall conduct such review as expeditiously as reasonably possible, and shall give due consideration to all written issues and comments submitted by or on behalf of the claimant. A decision on such review shall be made, if reasonably possible, within 60 days after receipt of the request for such review, but in any event not later than 120 days after receipt of such request. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall also include specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 19
                       AMENDMENT, TERMINATION AND MERGER



19.1        Amendments.

            Household International, Inc. hopes and intends to continue the Plan indefinitely but reserves the right to amend, suspend, or terminate the Plan and the Trust for itself and its direct and indirect subsidiaries and to discontinue or modify Company contributions, at any time. Except to the extent required or permitted by the Code and other applicable law, the accrued benefit of any Participant, former Participant, or beneficiary shall not be adversely affected retroactively by any such action.

19.2        Plan Termination.

            In case of the termination of the Plan by Household International, Inc., the complete discontinuance of contributions to the Plan, or a partial termination of the Plan with respect to a group of Participants, the account balance of each affected Participant shall become 100% vested. In any such event, the Committee shall determine the manner and timing of distributions.

19.3        Distributions upon Certain Sales.

            There may be a single sum distribution from the Plan to any Participant affected by (i) a disposition by a Company of substantially all of the assets used by the Company in a trade or business, but only if the Participant continues employment with the corporation acquiring such assets, or
(ii) a disposition by a Company of its interest in a subsidiary, but only if the Participant continues employment with such subsidiary, or (iii) a disposition by a Company of a portion of the assets used by the Company in a trade or business, to the extent such distribution does not contravene any requirement of the Code or other applicable law.

19.4        Successor Employer.

            In the event of the dissolution, merger, consolidation or reorganization of Household International, Inc. or any participating subsidiaries, provision may be made by the Committee by which the Plan and the Trust shall be continued by the successor company, in which case such successor company shall be substituted for its predecessor under the Plan. The substitution of the successor company shall constitute an assumption of Plan liabilities by the successor company, and the successor company shall have all powers, duties and responsibilities of its predecessor under the Plan.

19.5        Merger, Consolidation or Transfer.

            There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

                                   ARTICLE 20
                                 MISCELLANEOUS



20.1        Exclusive Benefit of Participants and Beneficiaries.

            All assets of the Trust shall be maintained for the exclusive benefit of Participants, and their beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Company except as provided in Article 11.3

20.2        Non-Guarantee of Employment.

            Nothing contained in this Plan shall be construed as a contract of employment between an Employee and the Company, or as a right of any Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause, and no Employee or any other person shall have any right or claim to any benefit or right under the Plan which has not arisen under the express provisions of the Plan.

20.3        Rights to Trust Assets.

            No Employee, Participant, or beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

20.4        Non-Alienation of the Right to Receive Payments.

            Except as provided under Article 17 with respect to loans, and except as may otherwise be required by law, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan shall be void. It is expressly provided that qualified domestic relations orders in compliance with the Retirement Equity Act of 1984 may override the distribution provisions of this Plan, and notwithstanding any other provisions of the Plan, a distribution may be made to an alternate payee under a qualified domestic relations order at the time specified in the order, regardless of any restrictions on distributions that may then apply to the participant to whom the order applies.

20.5        Controlling Law.

            The interpretation of the Plan and other questions arising in the administration of the Plan shall be determined by ERISA, and (to the extent that state law is applicable) by the laws of Illinois.

20.6        Plan Controls.

            The Trust Agreement is a part of the Plan. In case of any inconsistency between their respective provisions, the Plan shall control. In the event of any conflict between the Plan and any summary thereof, from whatever source, the language of the Plan shall govern.

20.7        Construction.

            Unless the context otherwise indicates, words of the masculine gender include the feminine, the singular shall include the plural, and the plural shall include the singular. Titles of articles are inserted for convenience only and shall not affect the meaning or construction of the Plan.

20.8        Effect of Mistake.

            In the event of a mistake or misstatement as to age or eligibility of any person, or the amount or kind of contributions, withdrawals or distributions made or to be made to a Participant, or other person, the Committee shall, to the extent it deems possible, make such adjustment as will in its judgment accord to such person the credits or distributions to which he is properly entitled under the Plan.

                                   ARTICLE 21
                              TOP-HEAVY PROVISIONS



21.1        Top-Heavy Provisions.

            If the Plan is or becomes top-heavy as defined below in any Plan Year, these provisions of Article 21 will supersede any conflicting provisions in the Plan or Company election document.

21.2        Definitions.

            For purposes of this Article 21 the following terms shall have the following meanings:

            (A) "Key Employee" means any Employee (and the beneficiaries of such Employee) under this Plan who at any time during the determination period was:

                   (a) An officer of the Company if such individual's annual compensation exceeds 150 percent of the dollar limitation under
            Section 415(c)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers shall not exceed the lesser of fifty (50) or ten percent (10%) of all Employees and provided, further, that if the number of individuals treated as officers is limited to fifty (50) hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual compensation in the Plan Year and any of the 4 preceding Plan Years (without regard to the limitation set forth in Section 416(d) of the Code;

                   (b) An individual who was one of the 10 Employees owning or considered as owning more than a one-half percent (1/2%) interest in value and the largest interests in value in the Company who has annual compensation in the applicable Plan Year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code, as increased under Section 415(d) of the Code;

                   (c)    A five percent (5%) owner of the Company; or

                   (d) A one percent (1%) owner of the Company who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

            The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

            (B) "Top-heavy plan" means that for any Plan Year, any of the following conditions exists:

                   (a) The top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                   (b) This Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

                   (c) This Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

            (C)    "Top-heavy ratio" means:

                   (a) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are adjusted to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                   (b) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                   (c) For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a participant
            (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not received any compensation from any Company maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

            (D) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

            (E) "Required aggregation group" means (1) each qualified plan of the Company in which at least one key employee participates, and (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

            (F) "Determination Date" means for any Plan Year the last day of the preceding Plan Year.

            (G) "Present Value" shall be based upon the interest rate and mortality table used to determine actuarial equivalence under the provisions of the applicable defined benefit plan or plans.

            (H) "Valuation Date" means the Valuation Date on the last day of the Plan Year as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

21.3        Minimum Allocation.

            (A) In General. Except as otherwise provided in (C) and (D) below, the Company contributions and forfeitures allocated on behalf of any participant who is not a key employee shall not be less than the lesser of three percent of such participant's compensation or in the case where the Company has no defined benefit plan which designates this plan to satisfy
Section 401 of the Code, the largest percentage of Company contributions and forfeitures, as a percentage of the first $200,000 of the key employee's compensation, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the year because of
(i) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the participant's failure to make mandatory Employee contributions to the Plan, or (iii) compensation less than a stated amount.

            (B) Compensation. For purposes of computing the minimum allocation, compensation will mean earnings for the taxable year ending with or within the Plan Year which are subject to tax under Section 3101(a) of the Code without regard to the dollar limitation of Section 3121(a).

            (C) Employees Covered. The provisions in (A) above shall not apply to any participant who was not employed by the Company on the last day of the Plan Year.

            (D) More than one Plan. To the extent the participant is covered under any other plan or plans of the Company the minimum allocation or benefit requirement applicable to top-heavy plans will be met in this Plan. If a participant is covered by no other plan maintained by the Company, the minimum allocation will be met in this Plan. Whenever a non-key employee participates in both a defined benefit plan and a defined contribution plan maintained by the Company which are top-heavy, the contributions and forfeitures of this Plan in which he participates shall equal 5% of compensation for each year the Plan is top-heavy and no other top-heavy contributions will be made to any other plan on his account.

21.4        Nonforfeitability of Minimum Allocation.

            The minimum allocation required (to the extent required) to be nonforfeitable under Section 416(b) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

21.5        Compensation Limitation.

            For any Plan Year in which the Plan is top-heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary or his delegate) of a participant's annual compensation shall be taken into account for purposes of determining Company contributions under the Plan. Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

21.6        Minimum Vesting Schedules.

            For any Plan Year in which this Plan is top-heavy, the nonforfeitable interest of each Employee (who has completed an Hour of Service during any Plan Year in which the Plan is top-heavy) in his account balance attributable to Company contributions shall be 100% vested after three Years of Service.

            If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and any participant with three or more Years of Service will be given an option to remain under the prior (i.e. top-heavy) vesting schedule.

21.7        Collective Bargaining Rules.

            The provisions of this Article do not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement unless the application of this Article has been agreed upon with the collective bargaining agent.

21.8        Temporary Effect.

            This Article 21 is designed to meet the requirements of Section 416 of the Code and regulations issued pursuant thereto. If there is any discrepancy between the provisions of this Article 21 and Section 416 of the Code, such discrepancy shall be resolved in such a way to give full effect to the provisions of Section 416 and ERISA. However, no benefit in excess of that required by law and regulation is intended to be conferred by the Company.
This Article 21 shall automatically become inoperative and of no effect whenever not required by the Code or its regulations.

                                   ARTICLE 22
                FORMER EMPLOYEES OF FREEDOM FEDERAL SAVINGS BANK



22.1        Application.

            This Article 22 applies to any individual who became an Employee on August 3, 1988 and who immediately prior thereto was an employee of Freedom Federal Savings Bank.

22.2        Participation.

            An individual described in Article 22.1 who was a participant in the Freedom Federal Incentive Savings Plan (the "Freedom Plan") shall become a Participant in TRIP as of October 1, 1988 if he then is an Employee.

22.3        Service Credit.

            As of October 1, 1988, years of service credited under the terms of the Freedom Plan for eligibility and vesting purposes shall be credited hereunder for such purposes.

22.4        Rights with respect to Transferred Account Balances.

            Account balances under the Freedom Plan were transferred hereto as of December 13, 1988. The following rights shall apply thereto:

            (A) 100% Vesting as of July 29, 1988. The account balance of an individual who was a participant in the Freedom Plan as of July 29, 1988, adjusted for gains and losses subsequent thereto, is 100% vested.

            (B) Withdrawals. A Participant who was a participant in the Freedom Plan may make a withdrawal during his employment with a Company of all or a portion of the balance of the amount described in (A) hereof to the extent such portion is attributable to his after-tax contributions to the Freedom Plan.

                                   ARTICLE 23
                   HOUSEHOLD MANUFACTURING, INC. DIVESTITURE



23.1        Background.

            Prior to April 1, 1989, salaried exempt and non-exempt employees of Household Manufacturing, Inc. and certain subsidiaries and divisions thereof were eligible for participation in the Plan. In 1989, Household International, Inc. undertook to divest itself of its manufacturing businesses. Three new companies, Eljer Industries, Inc., Schwitzer, Inc. and Scotsman Industries, Inc. (the "Spinoff Companies") were formed, and common stock of such Spinoff Companies was distributed to shareholders of Household International, Inc. in April, 1989. Various employees formerly eligible for participation in the Plan became employees of subsidiaries of the Spinoff Companies, effective as of the close of business on March 31, 1989. Other employees formerly eligible for participation in the Plan became employees of Albion Industries, Inc., King-Seeley, Inc., Omni Products International, Inc., The Thermos Company, G.C. Thorsen, Inc. or WaterTest Corporation (the "Sale Companies") or subsidiaries or divisions thereof, effective as of the close of business on March 31, 1989. It is intended that Household International, Inc. will sell such Sale Companies to persons not affiliated with Household International, Inc. as of various dates following the spinoff of stock of the Spinoff Companies.

23.2        Discontinuance of Participation by Spinoff Company Employees.

            Effective as of the close of business on March 31, 1989, an individual who is an employee of a subsidiary of a Spinoff Company shall cease to be eligible to contribute to, or to have contributions made on his behalf to, the Plan. As soon as administratively practicable following such date, there shall be a transfer to a plan maintained by such Spinoff Company subsidiary of his account balance hereunder. Pending such date, his account in the Plan shall continue to be administered hereunder in accordance with procedures established by the Committee.

23.3        Continued Participation by Sale Company Employees.

            Until such date determined by Household International, Inc., any individual who is an Employee of a Sale Company or a subsidiary or division thereof and who is in a classification of employment that prior to April 1, 1989 was eligible to participate in the Plan shall continue to be eligible to participate in the Plan. The following special provisions shall apply to Sale Company Employees:

            (A) Elapsed Time Method of Crediting Service. The Household Manufacturing, Inc. method of determining a Years of Service for purposes of eligibility to participate in the Plan under Article 3 on the elapsed time basis, as in effect on March 31, 1989, shall continue to be applicable to Sale Company employees after such date. To that end, a "Year of Service" for purposes of Article 3 shall have the same meaning as a "year of employment" as defined in Article 14.1(B).

            (B) Matching Company Contributions. The rate of Matching Company Contributions under Article 4.5 for each Sale Company shall be fifty cents for each dollar contributed under Articles 4.1 and 4.3; provided, however, that no Matching Company Contributions will be made with respect to Tax Reduction Contributions or Investment Plan Contributions that exceed 6% of a Sale Company Participant's Compensation.

23.4        Eljer, Schwitzer and Scotsman Stock Funds.

            Spinoff Company stock received by the Plan as a consequence of the distribution of such stock to shareholders of Household International, Inc. will be held and managed in three separate Investment Funds, the "Eljer Stock Fund", the "Schwitzer Stock Fund" and the "Scotsman Stock Fund". The following provisions shall apply to such Spinoff Company stock and Investment Funds:

            (A) Reinvestment in Other Investment Funds. A Participant may elect in accordance with the rules and procedures of the Committee that all or a portion of his interest in the Eljer Stock Fund, Schwitzer Stock Fund or Scotsman Stock Fund shall be reinvested in another Investment Fund (excluding, however, the Eljer, Schwitzer and Scotsman Stock Funds themselves). Notwithstanding the foregoing, that portion of a Participant's interest in the Eljer, Schwitzer and Scotsman Stock Funds that is derived from the portion of the Participant's interest in Fund A attributable to Matching Company Contributions only may be reinvested in Fund A.

            (B) Dividends. Dividends attributable to Eljer, Schwitzer and Scotsman stock shall be added to Fund A.

            (C) Liquidation of Eljer, Schwitzer or Scotsman Funds. The Committee, in its discretion, at any time may liquidate the Eljer, Schwitzer or Scotsman Stock Fund and transfer the proceeds to one or more of the other Investment Funds under the Plan.

            (D) Treatment as Company Stock. Except as otherwise provided herein or as determined by the Committee, in its discretion, Eljer, Schwitzer and Scotsman stock shall be treated as Company Stock for purposes of the Plan.

            (E) Investment. No investment of contributions into or transfers into Funds D, E, or F shall be permitted.

                                   ARTICLE 24
                          SPECIAL PLAN PROVISIONS FOR
                               TRANSITION PERIOD


24.1        Background.

            Between the periods of September 1, 1990 and March 1, 1991 which date may be extended or rescinded by the Committee, the Plan will be operated under special transition provisions in this Article 24 which will supersede other provisions of the Plan to the contrary.

24.2        Investment of Fund C.

            Effective December 31, 1990 all assets invested in the Fidelity Equity Income Fund will be converted to cash and invested in the Vanguard, Windsor II Fund.

24.3        Suspension of Activity in the Plan.

            During the period between November 30, 1990 until March 1, 1991 which date may be extended or rescinded the Committee, no loans, transfers, withdrawals, or distributions will be permitted from the Plan.

24.4        Special Transfer Date.

            Transfer elections received before November 1, 1990 (but not before September 1, 1990) will be effective November 30, 1990.

24.5        Plan Limitations on events.

            The limitations on the number of transfers or withdrawals which can be made per Plan Year are hereby waived during the transition period.

24.6        Matching Company Contributions.

            The Matching Company Contributions will be made as of November 30, 1990 for Tax Reduction and Investment Plan contributions made for the period of October and November 1990. The Company Matching Contributions for December will be made in January, 1991.

                    AMENDMENT ONE OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN


            WHEREAS, Household International, Inc. by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

            WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

            WHEREAS, further amendment of the Plan is now considered desirable;

            NOW, THEREFORE, the Household International Tax Reduction Investment Plan is amended effective as of January 1, 1993 as follows:

            1. The following paragraph is substituted for the last paragraph of Article 1:

                     "The Plan was amended and restated on December 6, 1991
                   effective as of January 1, 1992 subject to any contrary effective date as set forth in the Plan for a particular article or provision or as otherwise required by law."

            2. The following subparagraph is substituted for subparagraph 3.6(A)(b):

                     (b) Nonworking Paid Time - Each hour for which an individual is paid or entitled to be paid by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's or unemployment compensation or disability insurance laws or for payments which solely reimburse an individual for medical or medically related expenses incurred by the individual; and


            3.     The following new Article 12.5 is added immediately after
Article 12.4:

            12.5  Optional Direct Transfer of Eligible Rollover Distributions.

            (A) If the distributee of any eligible rollover distribution made after December 31, 1992:

                     (a) elects to have all or any part of such distribution paid directly to an eligible retirement plan, and

                     (b) specifies the eligible retirement plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe),

such distribution shall not be deemed a transfer under Article 12.4 but shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified. This subparagraph (A) shall apply only to the extent that the eligible rollover distribution would be includible in gross income if not transferred as provided in subparagraph (A) (determined without regard to sections 402(c) and 403(a)(4) of the Code).

            (B) As used in this Article 12.5 the term "eligible rollover distribution" means any distribution to an Employee of all or any portion of the balance to the credit of the Employee in the Plan, except that such term shall not include:

                     (a) any distribution which is one of a series of
                   substantially equal periodic payments (not less frequently than annually) made --

                          (i) for the life (or life expectancy) of the Employee
                     or the joint lives (or joint life expectancies) of the Employee and the Employee's designated beneficiary, or

                          (ii) for a specified period of 10 years or more, and

                     (b) any distribution to the extent such distribution is
                   required under section 401(a)(9) of the Code, and

                     (c) the portion of a distribution which consists of
                   after-tax contributions.

            (C) As used in this Article 12.5, the term "eligible retirement plan" means:

                          (i) an individual retirement account described in
                     section 408(a) of the Code,

                          (ii) an individual retirement annuity described in
                     section 408(b) of the Code (other than an endowment contract),

                          (iii) a qualified trust, and

                          (iv) an annuity plan described in section 403(a) of
                     the Code.

            (D) As used in this Article 12.5, the term "qualified trust" means an Employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code and which is a defined contribution plan whose terms permit the acceptance of rollover contributions.

            (E) If any distribution attributable to an Employee is paid to the spouse of the Employee after the Employee's death, the preceding provisions of this Article shall apply to such distribution in the same manner as if the spouse were the Employee; except that a trust or plan described in clause (iii) or (iv) of Article 12.5 (C) above shall not be treated as an eligible retirement plan with respect to such distribution.

            (F) If any amount is paid or distributed to an alternate payee who is the spouse or former spouse of the Participant by reason of any qualified domestic relations order (within the meaning of section 414(p) of the Code, this Article 12.5 shall apply to such distribution in the same manner as if such alternate payee were the Employee.

            4. The following sentence is substituted for the first sentence of Article 13.6:

                   "Matching Company Contributions and forfeitures shall be invested in Fund A and allocated to the account of each Participant on a monthly basis."

            5. The following three additional sentences are added after the last sentence of Article 15.1(D):

                   "However, in the event of such deferral, the Participant's account will be charged an annual fee of $30 on the July 1 following the close of the Plan Year in which the Participant terminated employment for any reason, including, but not limited to, death or retirement, if he still has a balance in his account at that time. This $30 fee will continue to be imposed as of each subsequent July 1 if there then remains a balance in such terminated Participant's account but no fee will be charged under this Article 15.1
                   (D) prior to July 1, 1994. This fee is subject to increase or decrease as determined by the Committee."

            6. The following sentence is substituted for the second sentence of Article 17.1:

                   "These loans are limited to a minimum of $500 each for non-residential loans and $2,000 each for residential loans (or the eligible balance of the Participant's account, if less) and may be granted twice per year."

            7. The following additional sentence is added after the last sentence of Article 17.4:

                   "In addition, the Participant's account will be charged a loan fee of $30 for each loan distributed to a Participant after August 1, 1993."

            IN WITNESS WHEREOF, Household International, Inc. has caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized this 30th day of July, 1993.


                                           HOUSEHOLD INTERNATIONAL, INC.

                                           By:  /s/ Colin P. Kelly
                                               --------------------------------
                                               Colin P. Kelly
                                               Vice President - Human Resources

(Corporate Seal)


ATTEST:

/s/ Susan E. Casey
--------------------------------
Assistant Secretary

                    AMENDMENT TWO OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN


            WHEREAS, Household International, Inc. by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

            WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

            WHEREAS, the restated Plan was amended on July 30, 1993 and further amendment of the Plan is now considered desirable;

            NOW, THEREFORE, the Household International Tax Reduction Investment Plan is amended effective as of January 1, 1994 as follows:

            1.     The last paragraph of the definition of "Compensation" in
Article 2.1 is amended and restated to read as follows:

                   "Effective January 1, 1989, the maximum amount of
            Compensation taken into account under the Plan in any Plan Year for purposes of determining the amount of a Participant's Tax Reduction Contributions, Investment Plan Contributions and Matching Company Contributions shall be $209,200, adjusted pursuant to the Code. Effective January 1, 1994, the maximum amount of Compensation taken into account under the Plan in any Plan Year for purposes of determining the amount of a Participant's Tax Reduction Contributions, Investment Plan Contributions and Matching Company Contributions shall be $150,000, adjusted pursuant to the Code. At the discretion of the Company, any Matching Company Contributions that cannot be allocated under this Plan due to this dollar limitation on Compensation may be allocated and paid to the affected Participant under a non-qualified plan."

            2. The following two new definitions are added to Article 2.1 immediately after the definition of "Fund J":

                   "Fund K - Vanguard PrimeCAP Fund.  This Fund shall primarily be invested in common stock and other equity securities with an emphasis on smaller companies.

                   Fund L - Vanguard International Growth Portfolio Fund.  This
            Fund shall primarily be invested in common stocks and other equity securities of companies located in countries other than the United States."

            3.     Article 13.7 is amended and restated to read as follows:

                   "13.7 Investment Transfers.

                     A Participant shall be permitted to transfer contributions to the Trust (other than Matching Company Contributions) previously invested in one Investment Fund and earnings thereon to one or more other Investment Funds other than Funds D, E and F. In addition, a Participant shall be permitted to transfer contributions to the Trust (including Matching Company Contributions) and earnings thereon that are invested in Funds D, E or F to one or more of the Investment Funds other than Funds D, E and F. A transfer election shall be made in 1% increments of the Participant's total interest in an Investment Fund or in a whole dollar amount or in a number of whole shares to another Investment Fund in accordance with rules and procedures prescribed by the Committee. Transfer elections may be made as often as directed by the Participant, except that transfers to and from Fund B may be made only once per calendar quarter.

                     Assets exchanged out of Fund B must remain in an eligible
            equity fund for a minimum of ninety calendar days prior to becoming eligible for transfer into Fund J - the Vanguard Money Market Reserves - Federal Portfolio. They are eligible for transfer to funds other than Fund J on a daily basis. The following funds are eligible equity funds: Fund A - Household International, Inc. Common Stock Fund; Fund C - Vanguard Windsor II; Fund G - Wellington Fund; Fund H - Vanguard Quantitative Portfolio Fund; Fund I - Vanguard Extended Market Portfolio; Fund K - Vanguard PrimeCAP Fund; and Fund L - Vanguard International Growth Portfolio Fund.

                     Exchanges from Fund J, the Vanguard Money Market Reserves
            - Federal Portfolio, may be made directly into Fund B without a ninety day investment in an eligible equity fund.

                     If on June 30, 1994 any amount remains credited to a
            Participant's account which is invested in Fund D, E or F, then the Trustee shall transfer all such amounts to the other Funds in the same proportions as the Participant has directed for future contributions in accordance with Article 13.5."

            4.     The following new Article is added immediately after Article
16.6:

            "16.7  Withdrawal From Funds D, E and F.

                   Any Participant who has attained age 59 1/2 may, in
            addition to the withdrawal options provided in Articles 16.1 and 16.4, elect to withdraw all or part of his vested accounts that are invested in Funds D, E or F. In such event, the Participant shall file a written request with the Committee in accordance with
            Article 16.3 specifying the category of the withdrawal and the amount requested to be withdrawn, but it will not be necessary that all amounts eligible for withdrawal in each of the classifications listed in Articles 16.1 and 16.4 be distributed before amounts in the next lower classification are distributed. Any such distributions shall be in cash or stock or a combination of both, at the discretion of the Participant; provided, however, that partial shares will be paid in cash. If the Participant has less than five years of participation in the plan and makes a withdrawal from Category G of Article 16.1 or Article 16.4, his contributions will be restricted as outlined in Article 16.5."

            IN WITNESS WHEREOF, Household International, Inc. has caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized this 10th day of December, 1993.

                                           HOUSEHOLD INTERNATIONAL, INC.

                                           By:  /s/ Colin P. Kelly
                                               --------------------------------
                                               Colin P. Kelly
                                               Vice President - Human Resources


(Corporate Seal)


ATTEST:

/s/ Susan E. Casey
------------------------------
Assistant Secretary

                   AMENDMENT THREE OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN

            WHEREAS, Household International, Inc. by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

 WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

            WHEREAS, the restated Plan was amended on July 30, 1993 and December 10, 1993 and further amendment of the Plan is now considered desirable;

            NOW, THEREFORE, the Household International Tax Reduction Investment Plan is amended as follows:

            1. The definition of Fund K in Article 2.1 of the Plan is amended and restated to read as follows effective as of January 1, 1994:

                   "Fund K - Vanguard PrimeCAP Fund.  This Fund shall primarily be invested in common stock and other equity securities with an emphasis on capital growth. Dividend income is expected to be incidental."

            2. Notwithstanding anything else in the Plan or its related Trust to the contrary, any Participant with a Matching Company Contribution Account as of May 1, 1994 and who was an Employee of Omni Products International Inc. on such date shall be 100% vested in his or her Matching Company Contribution Account (as defined in the Plan).

            IN WITNESS WHEREOF, Household International, Inc. has caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized all on this 10th day of June, 1994.

                                           HOUSEHOLD INTERNATIONAL, INC.

                                           By:  /s/ Colin P. Kelly
                                                --------------------------------
                                                Colin P. Kelly, Vice President

(Corporate Seal)


ATTEST:

/s/ Susan E. Casey
---------------------------------
Assistant Secretary

                   AMENDMENT FOUR OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN


            WHEREAS, Household International, Inc. by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

            WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

            WHEREAS, the restated Plan was amended on July 30, 1993, December 10, 1993 and June 10, 1994 and further amendment of the Plan is now considered desirable;

            NOW, THEREFORE, the Plan is amended in the following particulars:

            1. The following sentence is substituted for the first sentence of Article 16.1 of the Plan:

            "A Participant may make a withdrawal of all of part of his account; provided, however, that a minimum of $500 or the balance of the Participant's account must be withdrawn."

            2.     The following new Article 16.8 is added immediately after
Article 16.7 of the Plan:

            "16.8 Withdrawals by Retirees

                   A Participant who is a Retiree (as defined below) may make a withdrawal of all or part of his vested account balance remaining in the Plan; provided, however, that a minimum of $500 or the balance of the Participant's account must be withdrawn and only two withdrawals may be made in each Plan Year. A Retiree is a Participant who has terminated employment with the Company or an Affiliate after he has attained age 55 and who was also at that time eligible for normal or early retirement under any tax-qualified defined benefit plan maintained by the Company or an Affiliate in which he participated. Withdrawals must be made of all amounts eligible for withdrawal in each category below (listed in descending order) before amounts in the next lower category may be withdrawn:

            Category A:   Investment Plan Contributions (excluding earnings
                          thereon) made prior to January 1, 1987.

            Category B:   Investment Plan Contributions made after January 1,
                          1987 and earnings attributable to
                          both pre 1987 and post 1986 Investment Plan
                          Contributions.

            Category C:   Employer Matching Contributions, including earnings
                          thereon.

            Category D:   Trustee-to-Trustee Transfer Contributions (except any
                          amount attributable to such contributions previously distributed, as described above) and Rollover
                          Contributions, plus earnings thereon.

            Category E:   Tax Reduction Contributions, plus earnings thereon."

            3. The following new sentence is added after the first sentence of Article 18.2 of the Plan:

            "The Committee shall have the discretionary powers, duties, responsibilities and obligations to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties."

            4.     The following new sentence is added at the end of both
Article 19.1 and 19.2 of the Plan:

            "Any action taken by Household International, Inc. shall be by resolution of its Board of Directors or a committee of the Board authorized to act on its behalf or by written direction of one or more of its officers or agents duly authorized by resolution of the Board as outlined in Article Nine of the Trust."

            5. The following new Article is added immediately after Article 24 of the Plan:

                                  "ARTICLE 25
                   FORMER EMPLOYEES OF FIRST NATIONWIDE BANK

            25.1   Application.

                   This Article 25 applies to any individual who became an
            Employee on October 7, 1994 and who immediately prior thereto was an employee of First Nationwide Bank.

            25.2   Participation.

                   An individual described in Article 25.1 who was a
            participant in the First Nationwide Employees' Investment Plan (the "FNB Plan") shall become a Participant in TRIP as of January 1, 1995 if he then is an Employee.

            25.3   Service Credit.

                   As of October 7, 1994, service credited under the terms of the FNB Plan for eligibility and vesting purposes shall be credited hereunder for purposes of determining eligibility to participate and vesting but years of participation shall only be based on participation in TRIP.

            25.4   Rights with respect to Transferred Account Balances.

                   Account balances under the FNB Plan of participants in the
            FNB Plan who become Participants in TRIP as of January 1, 1995 are to be transferred hereto as of January 1, 1995. The following rights shall apply thereto:

                   (A) 100% Vesting. The transferred account balance of an individual who was a participant in the FNB Plan, adjusted for gains and losses subsequent thereto, is 100% vested.

                   (B) Earnings. Although the account balances of Participants valued as of December 31, 1994 under the FNB Plan will be transferred as of January 1, 1995 to TRIP, such amounts will not be invested under TRIP until actually received and at such time will be invested in accordance with the Participants' investment directions made in accordance with the terms of the Plan.

                   (C) Recordkeeping. Records will be maintained as to the portion of the amount described in (A) hereof which is attributable to after-tax contributions (Investment Plan Contributions), pre-tax contributions (Tax Reduction Contributions) and the portion that is attributable to Employer Matching Contributions.

                   (D) Withdrawals. A Participant who was a participant in the FNB Plan may make a withdrawal during his employment with a Company of all or a portion of his account balance attributable to the amount described in (A) hereof in accordance with the withdrawal rules outlined in Article 16 except that such amount will not be treated as a Trustee to Trustee Transfer or Rollover Contribution under Category F of Article 16.1. or 16.4."

            Particular 2 shall be effective as of January 1, 1995 and all other particulars shall be effective as of January 1, 1994.

            IN WITNESS WHEREOF,    Household International, Inc. has
caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized all on this 19th day of December, 1994.

                                           HOUSEHOLD INTERNATIONAL, INC.

                                      By:  /s/ Colin P. Kelly
                                           --------------------------------
                                           Colin P. Kelly, Vice President

(Corporate Seal)


ATTEST:

/s/ Susan E. Casey
------------------------------
Assistant Secretary

                   AMENDMENT FIVE OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN


                   WHEREAS, Household International, Inc. by resolution of its Board of Directors on March 14, 1995 and September 12, 1995 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

                   WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

                   WHEREAS, the restated Plan was amended on July 30, 1993, December 10, 1993, June 10, 1994 and December 19, 1994 and further amendment of the Plan is now considered desirable;

                   NOW, THEREFORE, the Plan is amended in the following particulars:

                   1.      By substituting the following for Article 1 of the
Plan:
                   "1.1   History of the Plan.

                   This Plan was established effective as of January 1, 1984 by Household International, Inc., as a profit sharing plan for the benefit of its eligible employees and eligible employees of subsidiaries thereof in order to encourage their personal savings. The Plan has been amended from time to time, and was amended and restated on December 6, 1991 effective as of January 1, 1992, subject to any contrary effective date as set forth in the Plan for a particular article or provision or as otherwise required by law. Effective January 1, 1996 the Plan is further amended into an employee stock ownership plan, as set forth herein.

                    1.2   Purpose of Plan; Applicable Requirements.

                   The Plan is maintained by the Company to enable eligible employees of the Company to acquire Company Stock and to accumulate funds for their future security by electing to make income deferral contributions and by sharing in Company contributions to the Plan. The Plan is a profit sharing plan intended to meet the applicable requirements of Section 401(a) of the Code and contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Plan also constitutes an employee stock ownership plan that is designed to invest primarily in Company Stock and that is intended to meet the applicable requirements of Sections 401(a), 409, and 4975(e)(7) of the Code and Section 407(d)(6) of ERISA."

                   2. By substituting the following for Article 4.5(A) of the Plan:

                   "(A) Contributions. The Company shall make Matching Company Contributions to the Trust on behalf of each Participant for each calendar month in the amount set forth below:

                   If the Participant elects         The Company will
                   to contribute to the              make a Matching
                   Plan under                        Company
                   Articles 4.1 and                  Contribution
                   4.3 the following                 equal to the
                   percentage of his                 following
                   Compensation                      percentage of
                                                     his Compensation
                     1%                              3%
                     2%                              4%
                     3%                              5%
                     4%                              6%

            No Matching Company Contributions will exceed 6% of a Participant's Compensation and no Matching Company Contributions will be made with respect to Tax Reduction Contributions or Investment Plan Contributions to the extent such contributions exceed 4% of a Participant's Compensation."

                   3. By substituting the following for the second sentence of Article 13.1 of the Plan:

                   "The Trustee shall at all times be subject to the proper directions of the Committee, the Company, and, to the extent provided in Articles 13.5, 13.7 and 18.6, the Participants, which are made in accordance with the terms of this Plan and the Trust Agreement and which are not, on their face, contrary to ERISA."

                   4. By substituting the following for Article 13.4(A) of the Plan:

                   "(A)   Except as provided in Article 13.4(D) below with
respect to Fund A, the dividends, capital gains distributions, and other earnings received on any share or unit of a Vanguard Fund or on any other Plan investment that is specifically credited or earmarked to a Participant's separate account under the Plan in accordance with the directed investment provisions of the Plan shall be allocated to such separate account and immediately reinvested, to the extent practicable, in additional shares or units of such Fund or other earmarked Plan investments."

                   5.     By adding the following as Article 13.4(D) of the
Plan:

                   "(D)   Cash dividends earned during a Plan Year on shares of
Company Stock in Fund A specifically credited or earmarked to a Participant's separate account shall be retained in the Plan and reinvested in Fund A unless the Participant elects otherwise as outlined below. A Participant who has shares of Company Stock in Fund A specifically credited or earmarked to his separate account shall be entitled to make an annual election to have any cash dividends earned on such Company Stock distributed to him within 90 days of the close of quarter of the Plan Year for which earned. Such election will continue in effect for all subsequent Plan Years unless changed. However a Participant may discontinue an election to receive a cash distribution of dividends during the Plan Year if such election is timely filed before the beginning of the quarter in which the dividend is paid. The elections pursuant to this Article 13.4(D) shall be made in accordance with rules and procedures prescribed by the Committee."

                   6.     By adding the following as Article 13.9 of the Plan:

                   "13.9.Diversification of Investments in Fund A.

                   Pursuant to rules established by the Committee, Participants may elect to diversify the portion of their separate account invested in Fund A and attributable to Matching Company Contributions subject to the following:

                   (A) Each Participant who has attained age 55 years and has at least ten years of employment or participation in the Plan, if earlier (a "Qualified Participant") may elect during each of the Participant's "Qualified Election Periods" (as defined in paragraph (C) below) to transfer to one or more of the other Investment Funds (other than Funds D, E and F) up to twenty-five percent (fifty percent in the case of the Participant's last Qualified Election Period) of the Qualified Participant's separate account which is attributable to Matching Company Contributions and is invested in Fund A (the "Fund A investment") and eligible for diversification (as described in paragraph (B) next below).

                   (B) The portion of a Qualified Participant's Fund A investment subject to diversification shall equal twenty-five percent (fifty percent in the case of the Qualified Participant's last Qualified Election Period) of the total number of shares of Company Stock credited or earmarked to the Participant's separate account attributable to Matching Company Contributions (including shares that the Participant previously elected to diversify pursuant to this paragraph), less the number of such shares previously diversified pursuant to the Qualified Participant's election under this Article 13.9.

                   (C) For purposes of this Article 13.9, a Qualified Election Period means (i) the ninety-day period immediately following the last day of the first

                          Plan Year in which the Participant becomes a Qualified Participant and (ii) the ninety-day period immediately following the last day of each of the next five Plan Years. Any election made in accordance with the provisions of paragraph (A) next above with respect to any Qualified Election Period shall be given effect no later than ninety days after the end of that Qualified Election Period.

                   (D) The provisions of this Article 13.9 shall not apply to any Participant if the value of the Company Stock credited or earmarked for the Participant's separate account attributable to Matching Company Contributions (determined as of the Valuation Date immediately preceding the first day on which the Participant would otherwise be entitled to make an election under this Article) is $500 or less.

                   (E) Any amounts diversified from Company Stock to one or more of the Investment Funds pursuant to this subsection shall be subject to the investment transfer elections under Article 13.7 but not be available for distribution in the form of Company Stock (as otherwise allowed under Article 15)."

                   7.     By adding the following as Article 13.10 of the Plan:

                 "13.10  Diversification Pending Jefferson Pilot Transfer

                   In accordance with the Stock Purchase Agreement executed on August 9, 1995 between the Company and Jefferson-Pilot Corporation ("J-P"), the obligation for benefit payments under the Plan to Participants who transfer to employment with J-P as of the Closing Date will be transferred to a J-P plan which will be tax-qualified under Section 401(a) of the Code and contain a cash or deferred arrangement under Section 401(k) of the Code. There will also be a transfer of assets equal to the account balances of such Participants. This transfer will occur no later than the last day of the 12th month following the Closing Date. Accordingly, Participants who transfer to employment with J-P as of the Closing Date and are expected to have their account balances transferred to the J-P plan will have certain expanded investment election rights from the Closing Date until the actual transfer of assets. In particular, such a Participant may elect to have all or any portion of his separate account in Fund A which is attributable to Matching Company Contributions invested in one of the other Investment Funds. These elections may be made in accordance with the investment transfer rules outlined in Article 13.7. However, once such assets have been transferred out of Fund A they may not be reinvested in Fund A."

                   8. By adding the following sentence after the last sentence of Article 14.1(C):

                   "Notwithstanding the foregoing, if a Participant's employment with the Company or an Affiliate is terminated for any reason on or after September 30, 1995 he shall be 100% vested in his account."

                   9. By adding the following sentence after the last sentence of Article 15.1(A) of the Plan:

                   "In no event shall the Company delay a distribution beyond one year after the close of the Plan Year (a) in which the Participant separates from service by reason of the attainment of age 65, Disability or death, or (b) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed before the distribution has begun or elects to defer distribution pursuant to (B) or (C) below."

                   10. By adding the following sentence after the last sentence of Article 15.2 of the Plan:

                   "An election by a Participant to receive his distribution in the form of an annuity will be deemed to be an election not to receive any portion of his distribution in the form of Company Stock."

                   11.    By adding the following as Article 18.6 of the Plan:

                   "18.6  Voting and Tendering of Company Stock

                   The voting of Company stock held in the Trust, and if a tender offer is made for Company Stock, the tendering of such shares, shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

                   (A) Allocated shares. For purposes of this Article, shares of Company Stock shall be deemed to be allocated and credited to a Participant in an amount to be determined based on the balance in such account on the Valuation Date coincident with or next preceding the record date of any vote or tender offer.

                   (B) Voting of Company Stock. The Company shall furnish to each Participant who has shares of Company Stock credited or earmarked for the Participant's separate account notice of the date and purpose of each meeting of the stockholders of the Company at which shares of Company Stock are entitled to be voted. The Trustee shall request from each such

                          Participant instructions as to the voting at that meeting of shares of Company Stock credited or earmarked to the Participant's separate account. If the Participant furnishes such instructions to the Trustee within the time specified in the notification given to the Participant, the Trustee shall vote such shares in accordance with the Participant's instructions. All shares of Company Stock allocated to accounts as to which the Trustee does not receive voting instructions as specified above, and all unallocated shares held by the Trustee, shall be voted by the Trustee: (a) in the same manner as the majority of shares for which voting directions are received direct the Trustee to vote on each item (other than the election of director) and (b) with respect to the election of directors, the Trustee shall vote for the nominees who receive the most votes pursuant to such voting directions.

                   (C) Tendering of Company Stock. The Trustee shall furnish to each Participant who has shares of Company Stock credited or earmarked to the Participant's separate account notice of any tender offer for, or a request or invitation for tenders of, Company Stock made to the Trustee. The Trustee shall request from each such Participant instructions as to the tendering of the number of whole shares of Company Stock credited or earmarked to the Participant's separate account as of the close of business on the date immediately prior to the date on which the tender offer commences. The Trustee shall tender such shares of Company Stock as to which the Trustee has received instructions to tender from Participants within the time specified by the Trustee. Shares of Company Stock credited or earmarked to Participants' separate accounts as to which the Trustee has not received instructions from Participants shall not be tendered. As to all unallocated shares of Company Stock held by the Trustee, the Trustee shall tender such shares if the majority of shares of Company Stock for which Participant directions are received are tendered.

In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the Committee, including the names and current addresses of Participants, the number of shares of Company Stock allocated to their accounts, and the number of shares of Company Stock held by the Trustee that have not yet been allocated and otherwise follow the terms of the Trust Agreement."

                   Particulars 1, 2, 3, 4, 5, 6, 9, 10 and 11 shall be effective as of January 1, 1996, Particular 7 shall be effective as of the Closing Date of the sale to Jefferson-Pilot Corporation pursuant to the August 9, 1995 Stock Purchase Agreement and Particular 8 shall be effective as of September 30, 1995.

                   IN WITNESS WHEREOF, Household International, Inc. has caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized all on this 29th day of September, 1995.

                                           HOUSEHOLD INTERNATIONAL, INC.

                                           By:  /s/ Colin P. Kelly
                                                --------------------------------
                                                Colin P. Kelly, Vice President

(Corporate Seal)


ATTEST:

/s/ Susan E. Casey
--------------------------------
Assistant Secretary

                    AMENDMENT SIX OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN

                   WHEREAS, Household International, Inc. by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

                   WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

                   WHEREAS, the restated Plan was amended on July 30, 1993, December 10, 1993, June 10, 1994, December 19, 1994 and September 29, 1995 and further amendment of the Plan is now considered desirable;

                   NOW, THEREFORE, the Plan is amended effective as of January 1, 1996 in the following particulars:

                   1. By adding the following new sentence after the last sentence of Article 9.8 of the Plan:

                   "Notwithstanding the foregoing provisions of Articles 9.4 and 9.6 it will not be necessary to distribute income allocable to Excess Tax Reduction Contributions or Excess Aggregate Contributions from the end of the Plan Year until the date of distribution unless otherwise required by law."

                   2. By adding the following sentence after the last sentence of Article 13.10 of the Plan:

                   "The provisions of Article 13.4(D) and Article 13.9 shall not apply to Participants who transferred to employment with Jefferson-Pilot as of the Closing Date since the obligation for their benefit payments transferred to a Jefferson-Pilot plan even though Plan assets may not yet have transferred as of January 1, 1996."

                   3. By substituting the following sentence for the second sentence of Article 15.1(B) of the Plan:

                   "In accordance with rules prescribed by the Committee, a Participant (or beneficiary) who does not consent and does not meet the requirement of (C) below may defer his distribution until a date no later than the Valuation Date first following the date he becomes age 65 (or the date he would have attained age 65 in the case of a beneficiary)."

                   4. By substituting the following Article for Article 15.4(A) of the Plan:

                   "(A) Required Beginning Date. Distributions to a Participant shall begin not later than April 1 of the Plan Year following the Plan Year in which the Participant attains age 70-1/2, even if the Participant has not yet severed from service as of such date, unless earlier distribution is required pursuant to Article 15.1(B)."

                   5. By substituting the following sentence for the last sentence of Article 17.4 of the Plan:

                   "In addition, the Participant's account will be charged a loan fee of $30 for each loan distributed to a Participant after August 1, 1993 but before January 1, 1996 and a loan fee of $40, or such other amount determined by the Committee from time to time, for each loan distributed on or after January 1, 1996."

                   IN WITNESS WHEREOF, Household International, Inc. has caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized all on this 14th day of December, 1995.


                                           HOUSEHOLD INTERNATIONAL, INC.


(SEAL)                                     By:  /s/ Colin P. Kelly
                                                ------------------------------
                                                Colin P. Kelly, Vice President

ATTEST:


/s/ Susan E. Casey
-----------------------------
Assistant Secretary

                   AMENDMENT SEVEN OF HOUSEHOLD INTERNATIONAL
                         TAX REDUCTION INVESTMENT PLAN


                   WHEREAS, Household International, Inc. by resolution of its Board of Directors on September 11, 1990 authorized the undersigned to amend the Household International Tax Reduction Investment Plan (the "Plan") and make changes required by the law; and

                   WHEREAS, the Plan was amended and restated effective as of January 1, 1992; and

                   WHEREAS, the restated Plan was amended on July 30, 1993, December 10, 1993, June 10, 1994, December 19, 1994, September 29, 1995 and December 14, 1995 and further amendment of the Plan is now considered desirable;

                   NOW, THEREFORE, the Plan is amended effective as of January 1, 1996 in the following particulars:

                   1. By adding the following new Article 15.5 immediately after Article 15.4 of the Plan:

            "15.5  Facility of Payment.

            If any Participant or his beneficiary who is entitled to receive any amount payable under the Plan is then a minor, or is ill, or is under any disability, due to any cause, which in the judgment of the Committee renders him unable to apply such amount to his own best interest and advantage, the Committee may in its discretion direct the Trustee to pay all or a part of the amount in one or a combination of the following ways as the Committee may determine to be for the individual's best interest:

            (a)    directly to him,
            (b) to his legal or natural guardian or the conservator of his estate,
            (c)    to any person having his care or custody, or
            (d)    directly for his care, support, or education."

                   2. By substituting a semicolon for the period at the end of paragraph (b) of Article 16.2(D) of the Plan and adding the following new paragraph (c) immediately after such paragraph (b).

                   "(c)   He will be required to stop his contributions to the
Household International Employee Stock Purchase Plan for the period beginning with the payroll period next following the date he makes the withdrawal request. Even if otherwise eligible, he will not be permitted to elect to make contributions under the Household International Employee Stock Purchase Plan until the next offering period which begins at least 12 months after the date he receives the withdrawal."

                   IN WITNESS WHEREOF, Household International, Inc. has caused this instrument to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized all on this 2nd day of January, 1996.

                                           HOUSEHOLD INTERNATIONAL, INC.

(SEAL)                                     By:  /s/ Colin P. Kelly
                                                ------------------------------
                                                Colin P. Kelly, Vice President
                                                       Human Resources


ATTEST:

/s/ Susan E. Casey
---------------------------
Assistant Secretary